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(Amendment No.     )

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CYREN LTD.

(Name of Registrant as Specified In Its Charter)

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10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

June 3, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Cyren Ltd., a company formed under the laws of the State of Israel, will be held on July 8, 2021 at 11:00 AM Eastern Time, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, for the following purposes:

1.     to elect seven directors, as described in the accompanying proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected;

2.     to approve an increase in the number of our authorized share capital and authorized Ordinary Shares, and to amend our Articles of Association accordingly;

3.     to approve our revised executive compensation policy with respect to the terms of office and employment of our officers (the “Executive Compensation Policy”), in accordance with the requirements of the Israeli Companies Law 5759-1999;

4.     to approve the award of RSU’s to our non-employee directors;

5.     to ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and to authorize our Board of Directors and Audit Committee to determine its fees;

6.     to approve, on an advisory basis, the compensation of our named executive officers;

7.     to review and discuss our consolidated financial statements for the fiscal year ended December 31, 2020; and

8.     to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only holders of our Ordinary Shares at the close of business on June 1, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

This proxy statement, including the form of proxy and our 2020 Annual Report are first being mailed to shareholders on or about June 3, 2021.

FOR THE BOARD OF DIRECTORS
/s/ James Hamilton
James Hamilton
Chairman of the Board

Page
PROXY STATEMENT	1
Questions and Answers about Voting at the Annual Meeting and Related Matters	1
PROPOSAL ONE — ELECTION OF DIRECTORS	6
Corporate Governance	10
PROPOSAL TWO — INCREASE IN THE NUMBER OF AUTHORIZED ORDINARY SHARES AND AUTHORIZED SHARE CAPITAL AND AN AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO REFLECT SUCH INCREASE	21
PROPOSAL THREE — APPROVAL OF COMPANY’S REVISED EXECUTIVE COMPENSATION POLICY	23
PROPOSAL FOUR — APPROVAL OF RSU’S TO NON-EMPLOYEE DIRECTORS	25
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	28
PROPOSAL FIVE — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	37
Audit Committee Report	38
PROPOSAL SIX — ADVISORY VOTE ON EXECUTIVE COMPENSATION	39
SECURITY OWNERSHIP	40
OTHER MATTERS	42
Shareholders Proposals for the 2021 Annual Meeting	42
Shareholder Proposals for the 2022 Annual Meeting	42
Delinquent Section 16(a) Reports	42
Expenses Relating to this Proxy Solicitation	42
Communication with our Board	42
Statements of the Company for the Year Ended December 31, 2020	42
Available Information	43
Householding	43
Cyren Ltd. | 2021 Annual Meeting Proxy Statement i

10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561
PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you own ordinary shares, par value ILS 0.15 per share (the “Ordinary Shares”) of Cyren Ltd. (referred to herein as “the Company,” “Cyren,” “we,” “us,” or “our”), that entitle you to vote at our Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on July 8, 2021

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available online at www.proxyvote.com.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on July 8, 2021, at 11:00 AM Eastern Time at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Questions and Answers about Voting at the Annual Meeting and Related Matters

Q:     Who may vote at the Annual Meeting?

A:     You may vote all of the Ordinary Shares that you owned at the close of business on June 1, 2021 (the “Record Date”). On the Record Date, there were 75,640,204 Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you on all matters presented at the meeting for shareholders’ approval.

Q:     What constitutes a quorum, and why is a quorum required?

A:     Pursuant to our Amended and Restated Articles of Association (“Articles of Association”), the presence, in person or by proxy, of at least two shareholders holding Ordinary Shares conferring in the aggregate at least one third (1/3) of the outstanding voting power of the Company is necessary to constitute a legal quorum at the Annual Meeting. If a quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the next week (at the same time and place), or to a day, time and place as the Board may determine in a notice to the shareholders. If a quorum is not present within half an hour from the time scheduled for the adjourned Annual Meeting, any two shareholders who attend the adjourned Annual Meeting in person or by proxy will constitute a quorum.

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your Ordinary Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of Ordinary Shares held in street name. The proxy statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) have been forwarded to you by your nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following their instructions for voting by telephone or on the Internet.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares, if you want your Ordinary Shares to be voted.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 1

Proxy Statement

Q:     How do I vote?

A:     If you are a shareholder of record, you may vote:

•        via Internet;

•        by telephone;

•        by mail; or

•        in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on your proxy. You may submit your vote by 11:00 AM Eastern Time, on July 7, 2021, which is 24 hours prior to the Annual Meeting. Your telephone or Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided.

If you hold Ordinary Shares through a broker, bank or other nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

Q:     What am I voting on?

A:     At the Annual Meeting you will be asked to vote on the following five proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect seven directors, as described in this proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected.	FOR each director nominee
2.	To approve an increase in the number of our authorized share capital and authorized Ordinary Shares, and to amend our Articles of Association accordingly.	FOR
3.	To approve our revised Executive Compensation Policy.	FOR
4.	To approve the award of restricted stock units (“RSUs”) to our non-employee directors.	FOR
5.

To ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and to authorize our Board and Audit Committee to determine its fees.

FOR
6.	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay.”	FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2020. We will also consider other business that properly comes before the Annual Meeting in accordance with Israeli law and our Articles of Association.

Q:     What happens if additional matters are presented at the Annual Meeting?

A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Brett Jackson and Kenneth Tarpey, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Israeli law and our Articles of Association.

2 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Proxy Statement

Q:     What if I abstain on a proposal?

A:     If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:     What is the effect of the advisory vote in Proposal Six?

A:     Proposal Six is an advisory vote. This means that while we ask shareholders to approve resolutions regarding Say on Pay, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. Although the vote on this proposal is non-binding, our Board and its Compensation Committee will review the results of the vote and take it into account in making determinations concerning executive compensation.

Q:     What if I sign and return my proxy without making any selections?

A:     If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” proposals 1 through 5. If other matters properly come before the Annual Meeting, Brett Jackson and Kenneth Tarpey will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:     What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:     If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Only Proposal Five, ratification and approval of the re-appointment of our independent registered public accountants, is considered a routine matter. As a result, your nominee may not exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

Q:     Can I change my vote or revoke my proxy after I have delivered my proxy?

A:     Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Corporate Secretary, at the address set forth under “Available Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:     Who can attend the Annual Meeting?

A:     Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 3

Proxy Statement

Q:     If I plan to attend the Annual Meeting, should I still vote by proxy?

A:     Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:     How many votes are required for approval of each of the proposals?

A:     Each of the proposals requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting. Under Israeli law, Proposal Three requires, in addition to the simple majority vote described above, that either: (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company. We refer to this threshold in this proxy statement as a “special majority.”

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder (as defined under the Companies Law and the regulations promulgated thereunder (the “Companies Law”), which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under Israeli law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above. WP XII Investments BV, an entity controlled by funds affiliated with Warburg Pincus LLC (“Warburg”) is a controlling shareholder of the Company.

Under the Israeli Companies Law, 1999 and the regulations promulgated thereunder Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Companies Law requires that each shareholder voting on Proposal Three indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal. The enclosed proxy card includes a box you can mark to confirm that you are not a “controlling shareholder” or do not have a personal interest in the matter. If you do not mark this box, your vote will not be counted.

Q:     Where can I find voting results of the Annual Meeting?

A:     We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

4 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Proxy Statement

Q.     Where can I find additional copies of this proxy statement?

A:     Copies of this proxy statement are available on our website at www.cyren.com, under the Investor Relations tab (click on the “Investor Relations” link), at www.proxyvote.com and on the SEC website, www.sec.gov.

Q:     Who should I contact with other questions?

A:     If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement, please contact: Kenneth Tarpey, Chief Financial Officer, 1430 Spring Hill Road Suite 330 McLean, VA 22102; Fax: 703-760-3321.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 5

PROPOSAL ONE — ELECTION OF DIRECTORS

Background

Pursuant to the Companies Law and our Articles of Association, directors (other than External Directors) are elected by shareholders at the annual meeting of the shareholders and hold office until the next annual meeting following the annual meeting at which such director is elected and until a successor is elected, or until the director is removed. Directors may be removed and other directors may be elected in their place or to fill vacancies in the Board at any time by the holders of a majority of the voting power at a general meeting of the shareholders. Until a vacancy is filled by the shareholders, the Board may appoint new directors temporarily to fill vacancies on the Board.

Our Articles of Association provides that our Board shall be comprised of up to eleven directors, including the outside directors. Our Board currently consists of ten directors, four of whom are affiliated with Warburg, who we refer to as our Warburg Directors, and two of whom are External Directors.

Warburg Directors

Four of our current directors, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, were nominated for service by Warburg and each of their appointments was approved at our 2020 annual meeting of shareholders (the “2020 Annual Meeting”).

For as long as Warburg and its affiliates beneficially own at least 10% of our issued and outstanding share capital, Warburg will have the right to nominate directors for service on our Board equal to the maximum size of the Board permitted by our Articles of Association multiplied by the number of Ordinary Shares then beneficially owned by Warburg and its affiliates divided by the aggregate number of issued and outstanding Ordinary Shares, rounded down to the nearest whole number. Each Warburg Director nominee must fulfill the following appointment requirements, similar to all other director nominees:

•        provide to us such information as required to be provided under any applicable law by all directors of a company organized under the laws of Israel and listed on The Nasdaq Stock Market LLC (“Nasdaq”);

•        provide to us such additional information reasonably required by us to be provided by all directors for the purpose of a person’s nomination as our director;

•        have not been involved in any of the events enumerated in Item 401(f) of Regulation S-K (as in effect on the date of appointment) under the Securities Act of 1933 (to the extent material to his or her ability or integrity to serve as a director) during the time frame contemplated therein, except, to the extent not prohibited by any applicable law, as may be approved by the Board; and

•        not be subject to any order or judgment by a governmental authority or any other applicable law prohibiting service as a director of any public company organized under the laws of Israel or listed on Nasdaq.

Pursuant to the foregoing, Warburg has nominated each of Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha for election at the Annual Meeting to serve as Warburg Directors and the Board has confirmed, based on information provided by the Warburg Directors, that each of them meets the above appointment requirements.

External Directors

The ten directors currently in office include John Becker and David Earhart, who are our External Directors in accordance with the Companies Law. At our 2019 Annual Meeting, Mr. Earhart was re-elected for a three-year term of office commencing August 1, 2019 and until July 31, 2022, and at our 2020 Annual Meeting, Mr. Becker was re-elected for a three-year term of office commencing April 1, 2020 and until March 31, 2023.

6 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Proposal One — Election of Directors

Director Nominees

In accordance with the Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he or she meets all the requirements of the Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his or her duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the seven director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven director nominees listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The following sets forth certain information with respect to each director nominee for election to the Board. The biographies of each of the director nominees contain information regarding the individual’s service as a director, business experience, and the qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

Name	Age	Position with Cyren	Director Since
James Hamilton	57	Chairman	February 2012
Brett Jackson	62	Director and Chief Executive Officer	May 2020
Hila Karah	52	Director	March 2008
Cary Davis*	54	Director	November 2017
Brian Chang*	39	Director	November 2017
Lauren Zletz*	34	Director	May 2018
Rajveer Kushwaha*	54	Director	August 2018

____________

*        Warburg Director

James Hamilton joined the Board in February 2012. Mr. Hamilton has been Chief Executive Officer of Vitaltech Holdings since August 2018 and Chairman of Wedge Networks, a security solution company since August 2015. Mr. Hamilton is also the president of Valletta Capital, LLC since 2014. Mr. Hamilton has more than 25 years of leadership experience in senior executive roles across many highly successful high-tech companies. He brings proven success at building and leading high-potential, high growth companies from startup to IPO and often through acquisition. Mr. Hamilton was the CEO of Tipping Point, the renowned market leader in Intrusion Prevention Systems (IPS). Mr. Hamilton was also president of Click Security, and president of Efficient Networks, which also achieved a highly successful IPO and was later acquired by Siemens. He has also held various senior sales roles with multiple companies; most recently as SVP of worldwide sales and field operations at Cyan, Inc from March 2013 through August 2015. Mr. Hamilton is active in multiple venture capital, corporate, and charitable boards. We believe Mr. Hamilton is qualified to serve on our board of directors because of his longstanding service with us and his extensive leadership experience in senior executive roles across many highly successful high-tech companies.

Brett Jackson joined Cyren in May 2019 as our Chief Executive Officer. Previously, he served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chairman and Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec). We believe Mr. Jackson is qualified to serve on our Board because of his current and prior senior executive leadership and extensive industry and technology experience.

Hila Karah joined the Board in March 2008. Ms. Karah is an experienced board director and, since 2013, serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 7

Proposal One — Election of Directors

of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet, and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Intec Pharma Ltd. a specialty pharma company (Nasdaq: NTEC) since 2009 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. We believe Ms. Karah is qualified to serve on our board of directors because of her longstanding service with us, her investment career in high-tech companies and experience serving on public company boards.

Cary Davis joined the Board in November 2017. Mr. Davis is a Managing Director at Warburg Pincus, which he joined in 1994, and focuses on investments in the software and financial technology sectors. He also serves on the boards of several private companies. Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Computer and a consultant at McKinsey & Company. Mr. Davis received a B.A. in economics from Yale University and an M.B.A. from Harvard Business School. We believe Mr. Davis is qualified to serve on our board of directors because of his investment career in high-tech companies and experience serving on company boards.

Brian Chang joined the Board in November 2017. Mr. Chang is a Managing Director at Warburg Pincus, which he joined in 2005 and returned in 2009. Mr. Chang focuses on investments in the technology, software, and financial technology sectors. He currently serves on the board of several private companies. Prior to joining Warburg Pincus, Mr. Chang worked at Merrill Lynch focusing on corporate finance and mergers and acquisitions transactions. Mr. Chang received a B.S. with Distinction in electrical engineering from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Chang is qualified to serve on our board of directors because of his investment career in high-tech companies and experience serving on company boards.

Lauren Zletz joined the Board in May 2018. Ms. Zletz is a Principal at Warburg Pincus, which she joined in 2015. Prior to joining Warburg Pincus, Lauren worked in private equity at Thomas H. Lee Partners from July 2011 to July 2013, and investment banking at Greenhill & Company from June 2009 to June 2011. Lauren focuses on investments in the technology, software, and internet sectors, and has served on the boards of several companies. Lauren received an A.B. in Social Studies from Harvard College and an M.B.A. from the Stanford Graduate School of Business. We believe Ms. Zletz is qualified to serve on our board of directors because of her investment career in high-tech companies and experience serving on company boards.

Rajveer Kushwaha joined the Board in August 2018. Mr. Kushwaha is the Chief Technology Officer and a Managing Director at Warburg Pincus, which he joined in 2012. Mr. Kushwaha has over 25 years of experience in leading commercial software product development, strategic planning, technology operations, business transformation, ERP implementations, and process outsourcing initiatives at Fortune 500 companies in a variety of industries. Prior to joining Warburg Pincus, Mr. Kushwaha held senior management positions at Zimmer Holdings Inc., Dell Computer Corporation, First Data Corporation (FDC), Cummins Engine Company and Safway, Inc. He has been recognized as one of the top 100 IT innovators in the automotive/manufacturing industry, is the recipient of a CIO 100 innovation award and has filed numerous patents in the field of disruptive services technologies. Mr. Kushwaha holds an M.S. in management of technology from MIT, an M.B.A. from the University of Wisconsin at Madison, and Idaho State University; a B.S. in electrical engineering from India and completed the Advanced Management Program (AMP) from Harvard University. We believe that Mr. Kushwaha is qualified to serve on our board of directors because of his significant software and technical experience and his experience holding senior management positions in the high-tech industry.

8 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Proposal One — Election of Directors

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that each of Brett Jackson, Hila Karah, James Hamilton, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha are hereby elected to serve as members of the Board until the next annual meeting of shareholders or until their respective successors are elected.”

Vote Required

Election of the above named director nominees requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the election of directors. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 9

Corporate Governance

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for Cyren, subject to the Companies Law. Until May 2019, we combined the positions of CEO and Chairman, with Mr. Samuelson serving in both roles. In May 2019, the Board appointed Brett Jackson as our new CEO beginning May 6, 2019 and Mr. Samuelson ceased serving as our CEO as of such date. Mr. Samuelson continued serving as Chairman of our Board until June 8, 2020, when the Board appointed Mr. Hamilton to serve as the new Chairman. Currently, we separate the positions of CEO and Chairman in recognition of the differences between the two roles. The CEO is responsible for the strategic direction of Cyren and our day-to-day leadership and performance, while the Chairman provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. We believe that the current separation provides an effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman to strengthen the Board’s objective oversight of our performance and governance standards.

Exit From Controlled Company Status

As a result of the sale of our ordinary shares in the registered direct offering in February 2021, Warburg Pincus no longer controls a majority of our ordinary shares. As a result, we are no longer a “controlled company” within the meaning of the Nasdaq Listing Rules. These rules require that (i) a majority of the members of our board be independent directors by February 2022, (ii) the compensation of our officers be determined or recommended to our board of directors by a compensation committee that is comprised solely of independent directors, which we currently satisfy, and (iii) director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors by February 2022. At present, nine out of our ten directors on the Board are independent and we believe we are in compliance with the Nasdaq Listing Rules.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that our current non-employee directors, who are listed below, are “independent directors” pursuant to Nasdaq Listing Rule 5605(a)(2):

•        Hila Karah;

•        James Hamilton;

•        Todd Thomson;

•        David Earhart;

•        John Becker;

•        Cary Davis;

•        Brian Chang;

•        Lauren Zletz; and

•        Rajveer Kushwaha.

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External Directors

Independence

The Companies Law requires Israeli companies with shares that have been offered to the public in or outside of Israel to appoint at least two External Directors, unless certain conditions are met by the company pursuant to the Israeli Companies Regulations (Relief for Companies Whose Shares are Registered for Trading Outside of Israel) — 2000 (the “Relief Regulations”), as further detailed below. According to the Companies Law, no person may be appointed as an External Director if the person or the person’s relative, partner, employer, direct or indirect manager, or any entity under the person’s control has or had, on or within the two years preceding the date of the person’s appointment to serve as External Director, any affiliation with the company or any entity controlling, controlled by or under common control with the company, or any relative of the controlling shareholder. The term affiliation includes an employment relationship; a business or professional relationship maintained on a regular basis; control; and service as an officer or director. Currently, our External Directors are John Becker and David Earhart.

No person may serve as an External Director if the person’s position or other business activities create, or may create, a conflict of interest with the person’s responsibilities as an External Director or may otherwise interfere with the person’s ability to serve as an External Director. Additionally, no person may serve as an External Director if the person, the person’s relative, spouse, employer or any entity controlling or controlled by the person, has a business or professional relationship with someone with whom affiliation (as described in the previous paragraph) is prohibited, even if such relationship is not maintained on a regular basis, excepting negligible relationships, or if such person received from the company any compensation as an External Director in excess of what is permitted by the Companies Law. If, at the time External Directors are to be appointed, all current members of the Board who are not controlling shareholders or relatives of such shareholders are of the same gender, then at least one External Director must be of the other gender.

Financial and Accounting Expertise; Professional Expertise

Under the Companies Law, at least one of the External Directors is required to have “financial and accounting expertise,”, and the other External Director or directors are required to have either “professional expertise,” or “financial and accounting expertise”, all as defined under the Companies Law. However, if at least one of our other directors (i) meets the independence requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) meets the standards of the Nasdaq Listing Rules for membership on the audit committee, and (iii) has accounting and financial expertise as defined under Israeli law, then neither of our External Directors is required to possess accounting and financial expertise as long as both possess other requisite “professional expertise”. Both of our External Directors have “financial and accounting expertise”.

A director can satisfy the requirements of having “financial and accounting expertise” if due to his or her education, experience and qualifications he or she has acquired expertise and understanding in business and accounting matters and financial statements, in a manner that allows him or her to understand, in depth, the company’s financial statements and to spur a discussion regarding the manner in which the financial data is presented.

A public company’s board of directors must evaluate the proposed External Director’s expertise in finance and accounting, by considering, among other things, such candidate’s education, experience and knowledge in the following: (i) accounting and auditing issues typical to the field in which the company operates and to companies of a size and complexity similar to such company; (ii) the company’s independent registered public accountant’s duties and obligations; and (iii) preparation of the company’s consolidated financial statements and their approval in accordance with the Companies Law and the Israeli Securities Law — 1968.

Election; Term; Removal of External Directors

External directors are to be elected by a majority vote at a shareholders’ meeting, provided that either: (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding

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the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company or do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

The initial term of an External Director is three years and may be extended for up to two additional periods of three years each. However, under regulations promulgated pursuant to the Companies Law, companies whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Global Select, Global and Capital markets, may propose that an External Director be reelected by the shareholders for such additional periods, beyond the initial three terms, of up to three years each only if (1) the audit committee and the board of directors, in nominating the External Director, confirms that, in light of the External Director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, (2) the election was approved by the majority of shareholders required to appoint External Directors for their initial term and (3) the term during which the nominee has served as an External Director and the reasons given by the audit committee and board of directors for extending his or her term of office having been presented to the shareholders prior to their approval.

External directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if the External Director ceases to meet the statutory qualifications for their appointment or if they violate their fiduciary duty to the company. Each committee of a company’s board of directors which has been granted any authority normally reserved for the board of directors must include at least one External Director provided, however that each of the audit committee and the compensation committee, which are statutorily required under the Companies Law, must include all External Directors.

Compensation

An External Director is entitled to compensation as provided in the regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with service provided as an External Director.

Meetings

During 2020, the Board held a total of fourteen meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director. It is the policy of the Board to encourage its members to attend our annual general meeting of shareholders. Two directors were present at the 2020 Annual Meeting.

Executive Sessions

The independent members of the Board meet regularly in executive sessions without management, to consider such matters as they deem appropriate.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of the committee charters of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee setting forth the respective responsibilities of the committees can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department.

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Audit Committee

Number of meetings in 2020: 5

The Audit Committee is responsible for overseeing (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications, independence, compensation and performance; (iii) our financial reporting processes and accounting policies; (iii) performance of our internal audit function; and (iv) our compliance with legal and regulatory requirements. In doing so, the Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions.

The Audit Committee’s duties include:

•        determining whether there are delinquencies in the business management practices of a company, including in consultation with an internal auditor or independent auditor, and making recommendations to the Board to improve such practices;

•        reviewing and discussing with management and the independent auditor our financial statements, earnings releases and internal audit reports;

•        subject to shareholder approval, appointing, engaging and establishing the compensation of the independent registered public accounting firm and taking necessary actions to confirm that the accountants are independent of management;

•        reviewing the independent auditor’s plans for the audit, its scope and approach and staffing of the audit and overseeing the work of the independent auditor;

•        approving the audit services and permitted non-audit services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls;

•        recommending to the Board the appointment of the internal auditor and discussing with the internal auditor and management the internal auditor’s report;

•        establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters, and for the confidential, anonymous submission by employees regarding questionable accounting or auditing matters and the protection to be provided to such employees;

•        assessing compliance with our code of business practices and/or code of ethics; and

•        discussing with management our policies and guidelines with respect to risk assessment and risk management.

Under the Companies Law, the responsibilities of the Audit Committee include identifying irregularities in the management of our business and approving related person transactions as required by law, classifying company transactions as extraordinary transactions or non-extraordinary transactions and as material or non-material transactions in which an officer has an interest (which will have the effect of determining the kind of corporate approvals required for such transaction), assessing the proper function of the company’s internal audit regime and determining whether its internal auditor has the requisite tools and resources required to perform his role and to regulate the company’s rules on employee complaints, reviewing the scope of work of the company’s independent accountants and their fees, and implementing a whistleblower protection plan with respect to employee complaints of business irregularities. The responsibilities of the Audit Committee under the Companies Law also include the following matters:

•        establishing procedures to be followed in respect of related person transactions with a controlling shareholder (where such are not extraordinary transactions), which may include, where applicable,

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the establishment of a competitive process for such transaction, under the supervision of the audit committee, or individual, or other committee or body selected by the audit committee, in accordance with criteria determined by the audit committee; and

•        determining procedures for approving certain related person transactions with a controlling shareholder, which were determined by the audit committee not to be extraordinary transactions, but which were also determined by the audit committee not to be negligible transactions.

Independence and Financial Expertise.    The Audit Committee currently consists of David Earhart (chair), Todd Thomson and John Becker. The Board has reviewed the background, experience and independence of each Audit Committee member and has determined that each member of the Audit Committee meets the independence requirements under the Nasdaq Listing Rules and the enhanced independence standards for audit committee members required by the SEC. In addition, the Board has determined that Todd Thomson meets the requirements of an audit committee financial expert under SEC rules.

Under Israeli law, a majority of members of the Audit Committee must be independent directors, as defined under Israeli law, and all of the External Directors must be members of the Audit Committee as well. The Audit Committee may not include the Chairman of the Board, any director employed by or otherwise providing services on a regular basis to us, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder, or a controlling shareholder or a relative thereof.

Compensation Committee

Number of meetings in 2020: 4

The Compensation Committee’s duties include:

•        determining our compensation strategy and proposing our Compensation Policy;

•        reviewing and approving the corporate goals and objectives relevant to executive officer compensation;

•        evaluating the performance of executive officers in light of established goals and objectives and determining appropriate terms of compensation;

•        making recommendations to the Board regarding executive compensation, if required by applicable law;

•        discussing with the CEO the incentive compensation programs and corporate goals and objectives for executive officers;

•        recommending cash-based and equity-based incentive compensation plans and arrangements to the Board;

•        making recommendations to the Board for director compensation after reviewing analyses relating the form and amount of compensation to be paid or awarded; and

•        administering our various stock option plans, including the issuance of option grants to employees of the Company and its subsidiaries.

Role of Compensation Consultants and Advisors.    The Compensation Committee has the authority, pursuant to its charter, to engage the services of compensation consultants, legal counsel and other advisors as it in its sole discretion deems necessary and appropriate to assist the Compensation Committee in connection with its functions. The Compensation Committee did not engage a compensation consultant in 2020.

Role of Management.    Our Compensation Committee meets with our Chief Executive Officer before the end of each fiscal year to discuss the incentive compensation programs to be in effect for our executive officers for the following fiscal year and the corporate goals and objectives relevant to those programs. The Chief Executive Officer is not present during voting or any deliberations of the Compensation Committee as pertaining to the Chief Executive Officer’s compensation terms.

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Independence.    The Compensation Committee currently consists of John Becker (chair), Hila Karah and David Earhart. Since his appointment as the new Chairman of our Board on June 8, 2020, James Hamilton no longer serves on the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Under Israeli law, a majority of members of the Compensation Committee must be External Directors, as defined under Israeli law, and the remaining member(s) shall be directors who do not receive direct or indirect compensation for their role as directors (other than compensation paid or given in accordance with Israeli Companies Law regulations applicable to the compensation of External Directors, or amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage). The Compensation Committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to us, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder, or a controlling shareholder or a relative thereof.

Compensation Committee Interlocks and Insider Participation

During 2020, John Becker, Hila Karah and David Earhart served as Compensation Committee members. None of these individuals was during 2020, an officer or employee of our Company, or was formerly an officer of our Company. During 2020, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

There were no transactions during 2020 between our Company and any of the directors who served as members of the Compensation Committee for any part of 2020 that would require disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating and Governance Committee

Number of meetings in 2020: 1

The Nominating and Governance Committee’s duties include:

•        establishing criteria for selecting Board nominees and adopting formal procedures addressing the nominations and selection process;

•        recommending to the Board director candidates for election at the annual meeting of shareholders, or to fill vacancies, pursuant to criteria established by the committee; and

•        considering and recommending the removal of any director, for cause, if necessary.

Independence.     The Nominating and Governance Committee consists currently of Hila Karah (chair), James Hamilton, David Earhart and Brian Chang. The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules, except Brian Chang.

Consideration of Director Nominees

Director Qualifications.    Our Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Ethics. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who have: personal and professional integrity, ethics and values; experience in corporate management, a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in our industry; experience as a board member of another publicly held company; academic expertise in an area of our operations; diversity of experience and perspective including but not limited to diversity in race, gender, geography, thought, viewpoints, background, skills and expertise; and practical and mature business judgment, including ability to make independent analytical inquiries.

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Identifying and Evaluating Director Nominees.    The Nominating and Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Nominating and Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee, in accordance with the criteria described above. The Nominating and Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. The Nominating and Governance Committee also provides input and guidance regarding the independence of directors, for review and approval by our Board. The Nominating and Governance Committee may in the future engage, the services of executive search firms to assist the Nominating and Governance Committee and the Board in identifying and evaluating potential director candidates. In addition, Warburg has the right to nominate directors for service on our Board, as described in more detail under Proposal One.

Shareholder Nominations and Recommendations.    The Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of a company may propose the nomination of a candidate to the Board of Directors to be brought before the meeting of the shareholders. See “Shareholder Proposals for the 2021 Annual Meeting.”

Code of Ethics

We have adopted a Code of Ethics applicable to our senior financial officers, including our principal executive, financial and accounting officers. The Code of Ethics can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Related Person Transactions and Other Information

Related Person Transactions Policy

Under applicable Nasdaq Listing Rules, all related person transactions must be approved by our Audit Committee or another independent body of the Board. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the company is a participant, (ii) in which the amount involved exceeds $120,000 (or, in the case of a smaller reporting company, the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years), and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision in which they may have a conflict (i.e. matters affecting their personal, business or professional interests).

In addition, pursuant to the Companies Law, an office holder (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO) is required to promptly disclose to the company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term “personal interest” is defined under the Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter.

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Under the Companies Law, an extraordinary transaction which requires approval is defined as any of the following: (i) a transaction other than in the ordinary course of business; (ii) a transaction not on market terms; or (iii) a transaction that may have a material impact on the company’s profitability, assets or liabilities.

Under the Companies Law, once an office holder has complied with the disclosure requirement described above, a company may approve a transaction between the company and the office holder or a third party in which the office holder has a personal interest, or approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith.

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. The definition of “controlling shareholder” in connection with matters governing: (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) certain private placements in which the controlling shareholder has a personal interest, (iii) certain transactions with a controlling shareholder or relative with respect to services provided to or employment by the company, (iv) the terms of employment and compensation of the general manager, and (v) the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders, also includes shareholders that hold 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company (and the holdings of two or more shareholders which each have a personal interest in such matter will be aggregated for the purposes of determining such threshold).

Under the Companies Law, extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, require the approval of the audit committee, the board of directors and the shareholders, in that order. Extraordinary transactions concerning the terms of engagement of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the compensation committee, the board of directors and the shareholders, in that order. In addition, the approval of such extraordinary transactions by the shareholders require at least a majority of the shares voted by the shareholders of the company participating and voting in a shareholders’ meeting, provided that one of the following requirements is fulfilled: (i) at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or (ii) the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

If such extraordinary transaction concerns the terms of office and employment of such controlling shareholder, in his capacity as an office holder or an employee of the company, such terms of office and employment approved by the Compensation Committee and the Board shall be in accordance with the compensation policy of the company. Nonetheless, the Compensation Committee and the Board may approve terms of office and compensation of a controlling shareholder which do not comply with the company’s compensation policy, provided that the Compensation Committee and, thereafter, the Board approve such terms, based on, among other things, the considerations listed under Section 267B(a) and Parts A and B of Annex 1A of the Companies Law, which include those considerations described in Proposal Three. Following such approval by the compensation committee and board of directors, shareholder approval would be required.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval, in the same manner described above, is required once every three years, unless, with respect to extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

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Transactions with Related Persons

Except as set forth below, since January 1, 2018, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Ordinary Shares or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

On November 6, 2017, Warburg, our controlling shareholder, purchased 10.6 million Ordinary Shares from us for $1.85 per share, representing gross proceeds of approximately $19.6 million. In connection with the private placement, we entered into a registration rights agreement with Warburg with respect to such Ordinary Shares.

On December 5, 2018, we issued $10.0 million aggregate principal amount of convertible notes (the “Convertible Notes”) in a private placement to affiliates of Yelin Lapidot Holdings Management Ltd., which holds more than 5% of our securities. The Convertible Notes are unsecured, unsubordinated obligations of Cyren and carry a 5.75% interest rate, payable semi-annually in (i) 50% cash and (ii) 50% cash or ordinary shares at Cyren’s election. The Convertible Notes have a 3-year term and mature in December 2021, unless converted in accordance with their terms prior to maturity. The Convertible Notes were issued with a conversion price of $3.90 per share which was subject to adjustment using a weighted average ratchet mechanism based on the size and price of future equity offerings and the total shares outstanding. As a result of the rights offering described below, in November 2019, the conversion price of the Convertible Notes was adjusted to $3.73. In addition, the Convertible Notes would be subject to immediate conversion upon any change in control in the Company (or subject to repayment if the price in the change in control transaction is less than the conversion price). Since December 5, 2018, we paid a total of $0 in principal and $862,500 in interest on the Convertible Notes. As of the date hereof, the aggregate principal amount of Convertible Notes outstanding was $10 million.

On November 7, 2019, we closed our rights offering, pursuant to which we issued 4,635,584 Ordinary Shares at $1.73 per share. Of these, we issued 4,624,277 Ordinary Shares to Warburg upon exercise of its basic and over-subscription rights in the rights offering. The ordinary shares were issued at $1.73 per share, for a total of approximately $8 million of gross proceeds to us.

On March 19, 2020, our Chief Executive Officer, Brett Jackson, participated in our offering of 5.75% convertible debentures due March 2024 (the “Debentures”, together with the Convertible Notes, the “Convertible Securities”), in which he purchased from us a Debenture in the principal amount of $250,000 pursuant to a purchase agreement. We also entered into a registration rights agreement with Mr. Jackson and the other purchasers pursuant to which we agreed to, among other things, file one or more registration statements with the SEC within sixty days of the date of the registration rights agreement upon any conversion of the Debentures or as interest payments. The Company made interest payments on the Debentures in September 2020 and March 2021, each for $7,347.22 paid in the Company’s Ordinary Shares.

Board’s Role in Risk Oversight

The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board, the Audit Committee and the Compensation Committee receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

The Board, the Audit Committee and the Compensation Committee oversee the risks pertaining to their principal areas of focus as described below:

Board.    Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation.

Audit Committee.    Considers major financial and accounting risk exposures.

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Compensation Committee.    Considers risks associated with our compensation programs, policies and practices and strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the Company’s business strategy.

Director Compensation

Under the Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from the compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a special majority, provided that (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders of the Company or who do not have a personal interest in the compensation paid to the directors and participating in the vote or (ii) the total of opposing votes from among the shareholders described in subsection (i) above does not exceed 2% of all the voting rights in the Company.

At our 2019 Annual Meeting, our shareholders approved the amendment of our non-executive director compensation policy and approved that the cash compensation paid to non-employee directors will be $7,500 per quarter. Directors are also reimbursed for their expenses for each Board meeting attended. New non-employee directors are currently entitled to an initial grant of 50,000 options.

At our 2020 Annual Meeting, our shareholders further approved the compensation terms for Mr. Hamilton as Chairman of the Board. Our shareholders approved that Mr. Samuelson would be entitled to annual cash compensation of $7,500 per quarter. Mr. Samuelson also received a grant of 45,000 RSUs

The table below summarizes the compensation paid by us to our non-employee directors for services rendered in 2020.

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)(5)	Option Awards(1)	Total
Hila Karah	$30,000		$27,400	—	$57,400
Todd Thomson	43,187	(3)	41,100	—	84,287
James Hamilton	30,000	(5)	90,050	—	120,050
John Becker	30,000	(5)	27,400	—	57,400
David Earhart	30,000	(5)	32,880	—	62,880
Cary Davis	30,000	(5)	27,400	—	57,400
Brian Chang	30,000	(5)	27,400	—	57,400
Lauren Zletz	30,000	(5)	27,400	—	57,400
Rajveer Kushwaha	30,000	(5)	27,400	—	57,400
Lior Samuelson	95,934	(4)	—	—	95,934

____________

(1)      The amounts shown in these columns represent the estimated aggregate grant date fair value of the RSU and option awards granted to the non-employee directors in 2020. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU and option awards are set forth in Note 2.q in our financial statements, which is included in this Annual Report on Form 10-K for the year ended December 31, 2020 (the “10-K”).

(2)      Each director, with the exception of Mr. Davis and Mr. Chang who joined our Board in November 2017 and Ms. Zletz and Mr. Kushwaha who joined our Board during 2018, received a grant on January 1, 2018 of 10,000 RSUs under our 2016 Non-Employee Director Equity Incentive Plan. Mr. Thompson, our Lead Director, received a grant of 20,000 RSUs. Mr. Davis and Mr. Chang each received a grant of 50,000 options on January 1, 2018, and Ms. Zletz and Mr. Kushwaha each received a grant of 50,000 options on August 28, 2018, upon joining our Board.

(3)      Mr. Thomson held the position of Lead Director until June 8, 2020 when the position was eliminated upon election of a new Chairman. Mr. Thomson was paid an annual rate of $60,000 as Lead Director and received the standard director fees (annual rate of $30,000) for the remainder of 2020. The fees above are pro-rated for his partial year of service as Lead Director.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 19

Corporate Governance

(4)      Mr. Samuelson’s employment as Chief Executive Officer ended on May 5, 2019, when he returned to the position as Chairman of the Board with an annual base salary of $180,000. He was replaced as Chairman on June 8, 2020 and received the standard director fees (annual rate of $30,000) for the remainder of 2020. The fees above are pro-rated for his partial year of service as Chairman. Mr. Samuelson resigned from the Cyren Board on January 8, 2021.

(5)      Several directors voluntarily deferred payment of their 2020 cash compensation in order to improve our cash flow in 2020. Each of the directors notated only received one $7,500 payment during 2020, covering their service for the fourth quarter of 2019. Directors can cease voluntary deferment at any time.

(6)      The table below sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2020 for each of our non-employee directors.

Name	Aggregate Number of RSUs Outstanding at December 31, 2020	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2020
Lior Samuelson	—	603,797
Hila Karah	32,500	16,667
Todd Thomson	55,000	—
James Hamilton	77,500	—
John Becker	32,500	50,000
David Earhart	36,500	—
Cary Davis	27,500	50,000
Brian Chang	27,500	50,000
Lauren Zletz	27,500	50,000
Rajveer Kushwaha	27,500	50,000

Non-Employee Director Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan, as amended and restated (the “Non-Employee Director Equity Incentive Plan”). This plan replaced all previous non-employee stock option plans which terminated. The Non-Employee Director Equity Incentive Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Director Equity Incentive Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the Ordinary Shares on the grant date of such option. Options granted under the Non-Employee Director Equity Incentive Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the relationship with us, unless the termination is in connection with a Change in Control in which case the unvested options or RSUs would be subject to full accelerated vesting.

20 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

PROPOSAL TWO — INCREASE IN THE NUMBER OF AUTHORIZED ORDINARY SHARES AND AUTHORIZED SHARE CAPITAL AND AN AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO REFLECT SUCH INCREASE

Background

On May 12, 2021, the Board approved an amendment to Article 3.1 of our Articles of Association to increase our authorized share capital from NIS 16,500,000 divided into 110,000,000 Ordinary Shares to NIS 24,000,000 divided into 160,000,000 Ordinary Shares. The Board determined that this amendment is in the best interests of the Company and our shareholders and recommends its approval by our shareholders.

A copy of the Articles of Association, as proposed to be amended and restated, is attached hereto as Annex A.

Purpose

Under the Companies Law, a company may not issue shares in excess of its registered share capital. The Company wishes to have a sufficient reserve of authorized but unissued Ordinary Shares available for corporate purposes, including without limitation, future offerings of its Ordinary Shares, additional grants of securities to grantees eligible under the Equity Plans or any other option plan which may be adopted by the Company in the future, and potential strategic purposes. The Board believes that it is in the best interests of the Company to increase the number of authorized Ordinary Shares in order to give us greater flexibility in considering and planning for potential business needs. In addition, as discussed below, an increase in the number of authorized Ordinary Shares would allow us to reserve additional Ordinary Shares resulting from the proposed increase in authorized Ordinary Shares for issuance under our Equity Plans. The increase is not otherwise being proposed in connection with any specific matter.

Our Board may issue additional Ordinary Shares only if the action is permissible under Israeli law, and the rules of Nasdaq on which our Ordinary Shares are quoted.

Of the 74,940,534 Ordinary Shares that are authorized for issuance as of February 28, 2021, 54,138,579 Ordinary Shares are outstanding and 20,801,955 are reserved for issuance. The 20,801,955 Ordinary Shares that we have reserved for issuance are comprised of (1) 5,565,064 Ordinary Shares issuable upon exercise of outstanding stock options; (2) 720,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the February 16, 2021 offering; (3) 2,564,100 Ordinary Shares issuable upon the conversion of the Convertible Securities, and (4) 2,362,000 shares underlying unvested RSUs. As of February 28, 2021, we could also issue up to 9,590,791 Ordinary Shares that are reserved for issuance under our Equity Plans.

We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the remaining additional Ordinary Shares resulting from the proposed increase in authorized Ordinary Shares. These additional Ordinary Shares will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions, although the Company has no present plans to use them in any such regard. Having these additional authorized Ordinary Shares available for future use will allow the Company to issue additional Ordinary Shares without the expense and delay of arranging a special meeting of shareholders.

As of February 28, 2021, our outstanding capital stock consisted of 74,940,534 million Ordinary Shares. No other shares of any class or series were issued and outstanding as of February 28, 2021.

Possible Effects of the Amendment and Additional Anti-Takeover Consideration

If the amendment to the Articles of Association is approved, the additional authorized Ordinary Shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law or the Nasdaq Listing Rules. The additional shares of authorized Ordinary Shares would have the same rights and privileges as the shares of Ordinary Shares currently issued and outstanding. Holders of our Ordinary Shares have no preemptive rights.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 21

Proposal Two — Increase in the number of Authorized Ordinary Shares and Authorized Share Capital and an Amendment to our Articles of Association to Reflect Such Increase

The issuance of additional shares of Ordinary Shares may, among other things, have a dilutive effect on earnings per share and on shareholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Ordinary Shares, or the perception that these sales might occur, could adversely affect the prevailing market price of our Ordinary Shares or limit our ability to raise additional capital.

Although this proposal to increase the authorized number of Ordinary Shares has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their Ordinary Shares over then current market prices. The Company would be able to use the additional Ordinary Shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell Ordinary Shares in a private transaction to purchasers who would oppose a takeover or favor the current Board.

In addition, certain provisions of the Israeli Companies Law or our Articles of Association may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. Those provisions include: (i) limiting the ability of our shareholders to convene general meetings of the Company; (ii) controlling procedures for the conduct of shareholder and Board meetings, including quorum and voting requirements; and (iii) the election and removal of directors. Moreover, the requirement under the Israeli Companies Law to have at least two External Directors, who cannot readily be removed from office, may make it more difficult for shareholders who oppose the policies of the Board to remove a majority of the then-current directors from office quickly. It may also, in some circumstances, together with the other provisions of our Articles of Association and Israeli law, deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company, some of which could be deemed by certain shareholders to be in their best interests and which could affect the price some investors are willing to pay for our Ordinary Shares.

Proposal

Shareholders are being asked to approve an increase in our share capital from NIS 16,500,000 divided into 110,000,000 Ordinary Shares to NIS 24,000,000 divided into 160,000,000 Ordinary Shares, effective as of the shareholders’ approval.

If the above proposed increase in our share capital is approved by the shareholders of the Company, then Article 3.1 of our Articles of Association shall be amended, effective as of the shareholders’ approval, to read as follows:

“The authorized share capital of the Company is NIS 24,000,000 divided into 160,000,000 Ordinary Shares of nominal value NIS 0.15 per share (“Ordinary Shares”).”

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the Company’s registered share capital be increased from NIS 16,500,000 divided into 110,000,000 Ordinary Shares of nominal value NIS 0.15 per share to NIS 24,000,000 divided into 160,000,000 Ordinary Shares of nominal value NIS 0.15 per share and that Article 3.1 of the Company’s Articles of Association be amended accordingly.”

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this proposal.

22 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

PROPOSAL three — APPROVAL OF COMPANY’S REVISED EXECUTIVE COMPENSATION POLICY

Background

Under the Companies Law, companies incorporated under the laws of the State of Israel whose shares are listed for trading on a stock exchange or have been offered to the public in or outside of Israel, such as the Company, are required to adopt a policy governing the compensation of the Company’s office holders.

Following the recommendation of the Company’s Compensation Committee and approval by the Company’s Board, the Company’s shareholders approved the Current Compensation Policy at our annual general meeting of shareholders held in August 2018. Under the Companies Law, a Company’s compensation policy for office holders is to be reviewed, assessed and approved, at least once every three years or as otherwise required if the circumstances at which the compensation policy was approved have changed or for any other reason, first, by the board of directors, upon recommendation of the compensation committee, and next, by the shareholders.

Accordingly, following a review of the Current Compensation Policy, the Board approved, following the recommendation of the Company’s Compensation Committee, a revised compensation policy for office holders in the form attached hereto as Annex B (the “Executive Compensation Policy”), which is deemed by the Compensation Committee and Board to be appropriate for the Company and aligns the overall compensation package offered to the Company’s office holders with the purposes and goals of the Company. The shareholders are being asked to approve the Executive Compensation Policy at the Annual Meeting.

In recommending and approving the Executive Compensation Policy, the Company’s Compensation Committee and Board considered the various factors set forth in the Companies Law, and reviewed various data and other information they deemed relevant, including, among others: (i) promoting the Company’s goals, and short and long term business plan; (ii) creating efficient incentives for the Company’s office holders, considering, among other issues, the Company’s risk management policy; (iii) best practices “for companies of a similar size, scope of business, and life-cycle”; and (iv) with respect to variable elements of compensation, the office holder’s contribution to achieving corporate goal and increasing profits, with a long-term view and in accordance with his or her role.

The changes introduced in the Executive Compensation Policy when compared to the Current Compensation Policy are designed to grant the Company flexibility in determining in how best to allocate financial resources as well as improve the Company’s competitive position. More specifically the Executive Compensation Policy changes grant the Compensation Committee and the Board the discretion to reduce the amount of the annual cash bonus following the achievement of the bonus criteria. Additionally, the revised policy provides that our non-employee directors (other than our external directors, for whom the specific provisions of the Companies Law will continue to apply) may be awarded equity grants which are no greater than 25,000 RSUs per year, with the exception of the Chairman of the Board, who may be awarded equity grants which are no greater than 35,000 RSUs per year.

The brief overview above is qualified in its entirety by reference to the full text of the amended Executive Compensation Policy, is attached as Annex B.

To the extent not approved by the shareholders, the Compensation Committee and the Board of Directors may nonetheless approve the Executive Compensation Policy, following re-discussion of the matter and for specified reasons, provided such approval is in the best interests of the Company. If the Executive Compensation Policy is approved, then according to the Companies Law, the Executive Compensation Policy must be reviewed, assessed and re-approved by shareholders within three years of such date or as otherwise required if the circumstances at which the Executive Compensation Policy was approved have changed or for any other reason.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 23

Proposal Three — Approval of Company’s Revised Executive Compensation Policy

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the Executive Compensation Policy for the Company’s office holders, in the form attached as Annex B to the Proxy Statement be, and hereby is, approved.”

Vote Required

Approval of the Executive Compensation Policy requires the affirmative vote of the holders of a majority of the ordinary shares represented at the Annual Meeting, in person by proxy or by voting through the ISA Electronic Voting System, and voting on the approval of the Executive Compensation Policy, provided that, either (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company and do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

The Companies Law requires that each shareholder voting on this matter indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal. Otherwise, the shareholder will be classified as being a controlling shareholder or having a personal interest in the approval of the proposal, and the shareholder’s vote will not be counted for the requisite majority. Under the Companies Law, a “personal interest” of a shareholder in an act or transaction of a company (i) includes a personal benefit, gain or other interest of (a) the shareholder; (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

Board Recommendation

The Compensation Committee and the Board of Directors have determined that the grant of the RSUs described above is (i) for the good of the Company, (ii) in accordance with the renewed Executive Compensation Policy (assuming that it is approved by the shareholders) and (iii) reasonable and appropriate in light of the qualifications and experience of our directors and in light of their past and anticipated contributions to the advancement of the Company’s activities.

The Board recommends that the shareholders vote “FOR” the adoption of this proposal.

24 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

PROPOSAL Four — APPROVAL OF grant of RSUS TO OUR NON-EMPLOYEE DIRECTORS

Background

As described on page 1 of this Proxy Statement, in 2016 our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan, as amended and restated. The Non-Employee Director Equity Incentive Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Director Equity Incentive Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the Ordinary Shares on the grant date of such option. Options granted under the Non-Employee Director Equity Incentive Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the relationship with us, unless the termination is in connection with a Change in Control in which case the unvested options or RSUs would be subject to full accelerated vesting.

Following approval by our Compensation Committee, our Board of Directors approved, subject to shareholder approval of (i) the amendment to our Executive Compensation Plan and (ii) the RSU awards themselves, the grant to each of our non-employee directors (namely) Hila Karah, David Earhart, John Becker, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, 25,000 RSUs, and the chairman of our Board, Mr. James Hamilton, 35,000 RSUs. The RSUs will vest over a period of four years and will cease vesting upon a director no longer serving on our Board.

The Compensation Committee and the Board of Directors have determined that the equity compensation described above is (i) for the good of the Company, (ii) in accordance with the amended Executive Compensation Policy (subject to its approval at this meeting by the shareholders) and (iii) reasonable and appropriate in light of our directors’ qualifications and experience.

Our Board of Directors will present the following resolution for adoption at the Meeting:

“RESOLVED, to approve the grant to Hila Karah, David Earhart, John Becker, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, 25,000 RSUs and (ii) Mr. James Hamilton 35,000, all as described in the Proxy Statement dated June 3, 2021.”

Pursuant to the Companies Law, approval of this proposal requires the affirmative vote of a Disinterested Majority of shares present at the meeting, in person or by proxy, and voting thereon.

Our Board of Directors recommends a vote “FOR” approval of the proposed equity grants to our non employee directors.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 25

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table identifies our current executive officers, their ages and their respective positions. Biographical information with respect to Brett Jackson is set forth above under “Proposal One — Election of Directors.”

Name	Age	Position
Brett Jackson	62	Chief Executive Officer and Director
Boris Bogod	46	Vice President, Global Cloud Operations
Bruce Johnson	64	Vice President, Sales North America
Lior Kohavi	50	Chief Strategy Officer & EVP, Advanced Solutions
Eva Markowitz	46	Vice President, Human Resources
Michael Tamir	47	Vice President, Global Support Services
Kenneth Tarpey	68	Chief Financial Officer

Brett Jackson joined Cyren in May 2019 as our Chief Executive Officer. Previously, he served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec).

Boris Bogod joined Cyren in August 2017 and is responsible for the infrastructure and operation of Cyren’s global security cloud. He brings to the task over 20 years of experience deploying, managing, and optimizing IT networks and the delivery of cloud services. Mr. Bogod joined Cyren from Sears Israel (subsidiary of SHC) where he served as Director of Operations and then Vice President of Operations from August 2010 to August 2017, and previously held senior operations and infrastructure management positions for several Web based companies including ICAP, Playtech and others. Mr. Bogod holds a B.Sc. in Industrial Engineering and Management (specialization in Information Systems) from Ben-Gurion University in the Negev.

Bruce Johnson joined Cyren in August 2019 and is responsible for leading Cyren’s sales and go-to-market activities in the Americas. He has over 30 years of experience leading sales teams for high-growth cybersecurity companies, including several which have had successful exits. Bruce has held senior sales leadership positions at 4iQ (April 2018 – January 2019), Vaultive (September 2015 – March 2018), Fortscale (July 2014 – June 2015), Thales-Vormetric (May 2003 – January 2014), Entercept Security Technologies, Arcot Systems and Axent. He holds a Bachelor’s degree in Economics and Marketing from California State University in Chico.

Lior Kohavi joined Cyren in June 2013 as Chief Technology Officer and was appointed as Chief Strategy Officer & EVP, Advanced Solutions in May 2019. Mr. Kohavi brings over 25 years of vast experience as an engineer, product, and technology executive. Previously, Mr. Kohavi held multiple leadership roles, including business strategy architect and partner group manager at Microsoft, VP and GM at Websense, VP Engineering and EVP product management and strategy at Whale Communications (Microsoft acquired). Mr. Kohavi also served as a GM at Cylink VPN Labs and led the development of cryptographic network security products at Algorithmic Research (Cylink acquired) and served as head of the Israel Air Force’s Network and Operations Systems Department. Mr. Kohavi holds a B.A. degree in computer science from Bar-Ilan University and an Executive MBA from Tel Aviv University.

Eva Markowitz, SPHR, SWP, SHRM-SCP, joined Cyren as Vice President Human Resources in October 2013. With more than 15 years of Human Resource leadership, Ms. Markowitz orchestrates the management and development of Cyren’s most valuable asset: its employees. She previously worked as Human Resources Director for the Analysis Research Planning Corporation (ARPC). She has also held positions with Thomas & Herbert Consulting, LLC, and SteelCloud. Ms. Markowitz received her B.A. from the University of Maryland.

26 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Information About our Executive Officers

Michael Tamir first joined Cyren in 2000 and is responsible for Cyren’s global support, deployment, and customer success teams. He has previously served as director of security solutions, director of technical services, and director of professional services at Cyren over the past 13 years. Prior to joining the company, Michael spent six years in various system administrator and IT manager roles. Michael is based in Cyren’s Toronto office.

Kenneth Tarpey joined Cyren as CFO in February 2021. He is a technology focused chief financial officer who has guided several technology companies through a path from the emerging growth phase to initial public offering (“IPO”). He has considerable experience in international markets, finance and tax policy, shareholder governance, and investor management. He was CFO at the following companies when they successfully completed their IPOs: Proxicom, Inc.(March 1997 to July 2001) and SQA, Inc. (March 1995 to July 1996). Ken was also the CFO for comScore, Inc. from April 2009 to August 2014, and Videology, Inc. November 2014 to December 2019. Ken holds a bachelor’s degree from The College of the Holy Cross and an MBA from Babson College.

To the best of our knowledge, there are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or executive officer (other than Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, who were appointed in connection with the Private Placement to Warburg Pincus as described below). There are no family relationships among any of the directors or executive officers of Cyren.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 27

Executive Compensation

On August 28, 2018, our shareholders approved the Cyren Executive Compensation Policy (the “Policy”), which had been recommended by the compensation committee and approved by the Board, for the Company’s directors and officers, in accordance with the requirements of the Companies Law. The Policy includes, among other matters prescribed by the Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

The Policy provides that the compensation package for officers shall generally consist of some or all of the following items:

•        Fixed base salary;

•        Performance-based rewards (Annual, Special and Signing Bonuses);

•        Equity-based compensation;

•        Social benefits; and

•        Retirement and termination payment.

In particular, the Policy, (i) sets an annual cap of US $450,000 for the annual base salary for officers (including the CEO); (ii) sets an annual cap of 600% of the annual base salary on equity based compensation to current officers or a one-time grant of up to 5% of outstanding shares of the Company at the date of grant for new executive hires; and (iii) sets an annual cap of 200% of the annual base salary for performance based cash awards (which may include any combination of annual bonus, special bonus in recognition of outstanding contributions and/or signing bonus for new hires).

With respect to bonuses, the calculation for each officer is a product of the Company’s performance and individual performance and the Policy further provides that the majority of any cash bonus must be based on measurable criteria (i.e. financial measures or individual performance criteria while a smaller portion may be discretionary. Equity based compensation may be granted in any form permitted under our equity incentive plans, as in effect from time to time (collectively, the “Equity Incentive Plans”), including stock options and restricted stock units. Equity grants to officers shall be made in accordance with the terms of the Equity Incentive Plans.

The Policy also includes a claw back provision which provides that officers will be required to refund any part of the annual performance-based bonuses paid based on financial results that are proven to be inaccurate and which are restated in the financial statements during the three years following the actual payment of the annual bonus, provided the officer is still employed by the Company upon publication of the restated financial statements.

The Company may indemnify, insure, and exculpate the officers to the full extent permitted by applicable law from time to time, including by entering into indemnification, insurance, and exculpation agreements, subject to the requisite approvals under applicable law.

Finally, the Policy provides that non-employee directors may be compensated up to the maximum pay allowable under Israeli law unless the Company’s shareholders approve higher compensation from time to time.

Our Compensation Committee will periodically review the Policy and monitor its implementation, and recommend to our Board and shareholders to amend the Policy as it deems necessary from time to time. The term of the Policy is three years as of the date of its adoption, during which, the Board is required to examine the Policy and revise it from time to time if the circumstances under which it had been adopted have materially changed. Following such three-year term, the Policy, including any revisions recommended by our Compensation Committee and approved by our Board, as applicable, will be brought once again to the shareholders for approval.

28 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Executive Compensation

Employment Agreements; Termination and Change in Control Provisions

We have entered into employment agreements with each of our named executive officers. A summary of the material terms of our current employment arrangements with each of these officers is set forth below. The summaries below are qualified in their entirety by reference to the text of their employment agreements, which are filed with this Annual Report on Form 10-K.

Mr. Jackson Executive Employment Agreement

Pursuant to the terms of the executive employment agreement dated April 23, 2019 between the Company and Mr. Jackson, he became our Chief Executive Officer effective May 6, 2019 following Board approval on April 23, 2019.

Under this executive employment agreement, Mr. Jackson’s employment is on an at-will basis and can be terminated by Mr. Jackson upon 30 days’ advance written notice, except in the case of termination for “Cause”. Mr. Jackson is entitled to the following compensation:

•        An annual base salary of $365,000;

•        Annual bonus of up to $225,000 which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

•        A grant of 1,080,000 stock options and 810,000 RSUs under the Company’s 2016 Equity Incentive Plan.

In connection with his employment with our Company, Mr. Jackson also signed a confidentiality and inventions assignment agreement.

Mr. Jackson’s executive employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Cause”, death, or disability and other than during the period one month before and 12 months after a “change in control,” or if Mr. Jackson terminates his employment for “good reason”:

•        an advance notice period of 3 months followed by a lump sum payment equal to 6 months of his then annual base salary;

•        9 months of accelerated vesting for all unvested time-based equity awards; and

•        continued Company-paid COBRA coverage for 9 months.

In connection with any termination by the Company other than for “Cause” death or disability and termination occurs during the period one month before and 12 months after a “change in control,” he will be entitled to receive:

•        a lump sum payment equal to 6 months of his then annual base salary;

•        100% accelerated vesting for all unvested time-based equity awards; and

•        continued Company-paid COBRA coverage under Cyren’s health/vision/dental plan for Executive and his eligible dependents for 6 months.

Under Mr. Jackson’s executive employment agreement, “Cause” means: (i) a dishonest act or fraud by Mr. Jackson involving his responsibilities as an employee or his failure to abide by the Company’s code of conduct or other material policies; (ii) Mr. Jackson being convicted of, or “no contest” plea to, a felony or crime involving fraud, embezzlement, dishonesty, misappropriation of funds or other moral turpitude; (iii) Mr. Jackson’s gross negligence or willful misconduct in performance of duties; (iv) Mr. Jackson’s repeated failure to perform any reasonable assigned duties after written notice from the Board; (v) a material breach by Mr. Jackson of his fiduciary duty, or duty of loyalty or breach of duty of confidentiality; or (vi) Mr. Jackson’s action or inaction which, in the reasonable discretion of the Board, causes actual material harm to the Company.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 29

Executive Compensation

“Good Reason” means any of the following: (i) a material reduction in Mr. Jackson’s annual base salary or target bonus amount without his consent; (ii) a change in the geographic location to greater than fifty (50) miles from Cyren’s current Virginia office location without Mr. Jackson’s consent; (iii) a change in Mr. Jackson’s position with the Company which materially reduces his duties and responsibilities without his’s consent; or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

“Change of Control” means the occurrence of either of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Warburg Pincus and/or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Mr. Myshrall Offer Letter

Pursuant to the terms of the Offer Letter dated January 9, 2011 between the Company and Mr. Myshrall, he became our VP, Corporate Business Development chief executive officer effective January 9, 2011. Mr. Myshrall was later appointed Chief Financial Officer following board approval in March 2014. The terms of Mr. Myshrall’s employment were supplemented by letter agreement on March 2, 2020.

Mr. Myshrall’s employment is on an at-will basis and can be terminated by Mr. Myshrall upon 30 days’ advance written notice, except in the case of termination for “Cause”. Mr. Myshrall is currently entitled to the following compensation:

•        An annual base salary of $260,125;

•        Annual bonus of up to 40% of his base salary which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

•        An initial grant of 50,000 stock options under the Company’s stock option plan.

Mr. Myshrall’s employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Cause”, or should Mr. Myshrall voluntarily terminate his employment for “Good Reason”, Mr. Myshrall shall be entitled to:

•        severance equal to 6 months of his then annual base salary; and

•        continued Company-paid COBRA coverage for 6 months.

Under Mr. Myshrall’s agreement, “Cause” is as defined in the Company’s 2016 Equity Incentive Plan.

“Good Reason” means any of the following: (i) the assignment of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held immediately prior to a change of control; (ii) a reduction of title below that of a Vice President of the Company; (iii) the requirement to relocate in order to work out of one the Company’s corporate offices, rather than working from Mr. Myshrall’s office in Virginia; or (iv) a reduction by the Company of Mr. Myshrall’s annual base salary as in effect immediately prior to a change of control.

Mr. Tarpey’s Offer Letter

Pursuant to the terms of the Offer Letter dated January 26, 2021 between the Company and Mr. Tarpey, he became our Chief Financial Officer on February 1, 2021.

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Executive Compensation

Mr. Tarpey’s employment is on an at-will basis and can be terminated by Mr. Tarpey upon 30 days’ advance written notice, except in the case of termination for “Good Cause”. Mr. Tarpey is currently entitled to the following compensation:

•        An annual base salary of $290,000;

•        Annual bonus of up to 40% of his base salary which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

•        An initial grant of 650,000 restricted stock units under the Company’s 2016 equity incentive plan.

Mr. Tarpey’s employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Good Cause,” Mr. Tarpey is entitled to severance equal to 6 months of his then annual base salary.

Under Mr. Tarpey’s agreement, “Good Cause” is defined as: (i) an action involving a willful and wholly wrongful act; (ii) the conviction of, or pleading guilty to, a felony; (iii) an intentional, material and substantial violation of a Company rule, regulation, policy or procedure; or (iv) a substantial and material neglect of duties.

Mr. Ahmed Letter Agreement

Pursuant to the terms of an employment contract dated June 29, 2016 between the Company and Mr. Ahmed, he became our Vice President, Sales — EMEA on July 11, 2016.

Under this agreement, Mr. Ahmed’s employment is on an at-will basis and can be terminated by either party upon 90 days’ advance written notice, except in the case of termination for “Good Cause”. Mr. Ahmed is entitled to the following compensation:

•        An annual base salary of £150,000, with any subsequent base salaries to be reviewed at the beginning of each calendar year;

•        Annual variable commission targets of £150,000 per year, based on the achievement of sales targets to be set annually;

•        A grant of 140,000 stock options under the Company’s stock option plan; and

•        Benefits including private medical insurance coverage of up to £19,200 per year, car allowance of £10,000 per year, and pension contribution of £5,000 per year.

In connection with his employment with our Company, Mr. Ahmed’s agreement also includes non-disclosure and inventions assignment undertakings.

Mr. Ahmed’s agreement grants him certain rights upon termination of his employment. In connection with any termination other than for “Good Cause” or disability:

•        Mr. Ahmed will receive his salary and the standard contractual social benefits he is entitled to receive during the notice period, whether he continues to perform his duties during the notice period or whether placed on ‘garden leave’ by the Company;

•        Under Mr. Ahmed’s employment agreement, “Good Cause” means (i) an action by Mr. Ahmed involving gross misconduct which affects the business of the Company; (ii) a serious or repeated breach by him of any provision of his employment agreement or a violation by him of a reasonable and lawful Company rule; (iii) him being negligent and incompetent in the performance of his duties, as reasonably determined by the Board; (iv) him being declared bankrupt or if he makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under the County Court Act 1984; (v) him being convicted of any criminal offence (other than an offence under

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Executive Compensation

any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); (vi) him becoming of unsound mind (which includes lacking capacity under the Mental Capacity Act 2005), or a patient under any statute relating to mental health; (vii) him no longer being able to work in the United Kingdom; (viii) him committing any fraudulent or dishonest acts or him acting in any manner which in the opinion of the Company brings or is likely to bring him or the Company into disrepute or is materially adverse to the interests of the Company; (ix) him committing a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems.

Equity Grant Agreements

In addition to the severance payments that would be payable under our existing employment agreements, our awards of options and RSUs to executive officers (and other employees) are subject to double trigger accelerated vesting upon a Change in Control. This means these awards are subject to accelerated vesting immediately upon a Change in Control if an officer’s employment is Involuntarily Terminated as a result of the Change in Control and not otherwise for Cause, or on the termination date if such Involuntary Termination occurs within twelve months following such Change in Control.

If the acquiring company assumes or substitutes the options in connection with the Change in Control, and the officer remains employed, 50% of the officer’s options will immediately vest and the remaining 50% will vest upon the earlier of (i) the one year anniversary of the Change in Control, provided the officer remains employed with the acquiring company; (ii) the original vesting date of the option; or (iii) an Involuntary Termination of the officer’s employment prior to such one year anniversary.

“Involuntary Termination” means termination by reason of the officer’s (i) involuntary dismissal or discharge by us other than for Cause or (ii) voluntary resignation following (a) a change in the officer’s position with us which materially reduces the officer’s duties and responsibility; (b) a reduction in the officer’s level of compensation by more than 10%; or (c) a relocation of the officer’s place of employment by more than 50 kilometers, provided and only if such change, reduction or relocation is effected without the officer’s consent.

“Cause” means the officer’s (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company (as defined in the 2016 Equity Incentive Plan) documents or records; (ii) material failure to abide by a Participating Company’s code of conduct or other policies; (iii) unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company; (iv) intentional act which has a material detrimental effect on the Participating Company’s reputation or business; (v) repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the officer and a Participating Company, which is not cured; or (vii) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the officer’s ability to perform his or her duties with a Participating Company.

“Change in Control” means the occurrence of any one or a combination of the following: (i) any person becomes the beneficial owner of 50% or more of the total fair market value or total combined voting power of our then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred if such beneficial ownership results from any of the following: (A) an acquisition by any person who on December 22, 2016 was the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from us, including pursuant to or in connection with a public offering of securities, (C) any acquisition by us, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating company or (E) any acquisition by an entity owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities; or (ii) (A) the direct or indirect sale or exchange by our stockholders of more than fifty percent (50%) of the total combined voting power of our then outstanding securities in a single or series of related transactions; (B) a merger or consolidation in which we are a party; or (C) the sale, exchange, or transfer of all or substantially all of our assets (other than a sale, exchange or transfer to one or more of our subsidiaries) (collectively, a “Transaction”) in which our stockholders immediately before the Transaction do not

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Executive Compensation

retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of our outstanding securities or the entity to which the assets of the Company were transferred, as the case may be; or (iii) a date specified by the compensation committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall not include a transaction in which a majority of the members of the Board of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of incumbent directors. An incumbent director means a director who either (A) was a member of the Board on December 22, 2016, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination.

Retirement or Similar Benefit Plans

Israeli law generally requires Cyren to make contributions to employees’ pensions and the payment of severance pay upon the retirement or death of an employee or upon termination of employment by the employer or, in certain circumstances, by the employee. Additionally, a general practice in Israel followed by Cyren, although not legally required, is the contribution of funds on behalf of certain employees to an individual insurance policy known as “Managers’ Insurance.” This policy provides a combination of savings plan, insurance and severance pay benefits to the insured employee. It provides for payments to the employee upon retirement or death and secures a substantial portion of the severance pay, if any, to which the employee is legally entitled upon termination of employment. Each participating employee contributes an amount equal to 6% of such employee’s base salary, and we contribute between 12.5% and 14.83% of the employee’s base salary.

In the United States, Cyren offers employees the option to participate in the Company’s 401(k) program, which provides partial Company matching up to certain annual contribution limits. Employees can contribute up to the maximum IRS annual contribution limit, and the Company will provide a 50% matching contribution up to a maximum of 3% of an employee’s annual salary. The Company match portion is subject to a 4-year vesting period.

Employee Equity Incentive Plan

Employees, including executive officers and other management employees, participate in the Company’s employee option plans. On December 22, 2016, our shareholders approved a new stock option plan — the 2016 Equity Incentive Plan (the “Employee Plan”). This plan replaced all prior employee stock option plans which terminated.

The Employee Plan allows for the issuance of RSUs, as well as options. The options and RSUs generally vest over a period of four years but may have shorter vesting periods under certain circumstances. Options granted under the Employee Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the optionee’s employment or other relationship with the Company. The per share exercise price for options shall be no less than 100% of the fair market value per ordinary share on the date of grant. Any options and RSUs that are canceled or not exercised within the option term become available for future grant.

All employee stock option plans are administered by the compensation committee. Subject to the provisions of the equity plans and applicable law, the compensation committee has the authority to determine, among other things, to whom options may be granted; the number of ordinary shares to which an option may relate; the exercise price for each share; the vesting period of the option and the terms, conditions and restrictions thereof, including accelerated vesting on change in control provisions; to amend provisions relating to such plans; and to make all other determinations deemed necessary or advisable for the administration of such plans.

Non-Employee Director Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan (the “Non-Employee Plan”). This plan replaced all previous non-employee stock option plans which terminated. The Non-Employee Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the ordinary shares on the grant date of such option. Options granted under the Non-Employee Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the

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Executive Compensation

relationship with the Company, unless the terminated relationship is with a director who has served the Company for at least three years, and he has not resigned voluntarily or was not removed from the Board due to a failure to perform any of his/her duties to the Company, in which case all unvested options or RSUs would be subject to full accelerated vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2020, for our named executive officers.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
Brett Jackson Chief Executive Officer(2)	427,500	652,500	(4)	2.09	05/06/2025	1,407,500	(5)	1,449,725

J. Michael Myshrall Chief Financial Officer	60,000 20,306 50,000			3.00 1.44 2.00	02/18/2021 02/10/2022 01/24/2023	335,000	(6)	345,050

Atif Ahmed Vice President Sales, EMEA(3)	140,000			2.13	02/10/2021	—	(3)	—

____________

(1)      The amounts in this column are based on the closing price of our ordinary shares on December 31, 2020 of $1.03.

(2)      Mr. Jackson commenced his tenure as CEO on May 6, 2019.

(3)      Mr. Ahmed’s employment as Vice President Sales, EMEA ended on November 12, 2020. Mr. Ahmed forfeited any unvested RSUs when his employment ended, and any options expire 90 days after termination.

(4)      This amount represents options, one quarter of which vested on May 6, 2020 and the remainder of which vest in equal monthly installments for the next 36 months thereafter, subject to earlier vesting upon a change of control.

(5)      This amount reflects 810,000 RSUs which vest in four equal annual installments beginning on July 30, 2020 and 800,000 RSUs which vest in four equal annual installments beginning on February 11, 2021 subject to earlier vesting upon a change of control.

(6)      This amount reflects 30,000 RSUs which vest in four equal annual installments beginning on January 25, 2019, 97,276 RSUs which vested in one annual installment on February 17, 2020, and 320,000 RSUs which vest in one installment on January 2, 2021 subject to earlier vesting upon a change of control.

Director Compensation

Under the Companies Law, as amended, pursuant to Amendment 20 of the Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from the compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a special majority, provided that (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders of the Company or who do not have a personal interest in the compensation paid to the directors and participating in the vote or (ii) the total of opposing votes from among the shareholders described in subsection (i) above does not exceed 2% of all the voting rights in the company.

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Executive Compensation

At the Company’s Annual Meeting of Shareholders held on July 30, 2019 (the “2019 Annual Meeting”), the Company’s shareholders approved the amendment of the Company’s non-executive director compensation policy and approved that, the cash compensation paid to non-employee directors (other than Mr. Samuelson, then Chairman) will be $7,500 per quarter and $15,000 for the Lead Director. Directors also are reimbursed for their expenses for each Board meeting attended. New non-employee directors are currently entitled to an initial grant of 50,000 options.

The table below summarizes the compensation paid by us to our non-employee directors for services rendered in 2020.

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)(5)	Option Awards(1)	Total
Hila Karah	$30,000		$27,400	—	$57,400
Todd Thomson	43,187	(3)	41,100	—	84,287
James Hamilton	30,000	(5)	90,050	—	120,050
John Becker	30,000	(5)	27,400	—	57,400
David Earhart	30,000	(5)	32,880	—	62,880
Cary Davis	30,000	(5)	27,400	—	57,400
Brian Chang	30,000	(5)	27,400	—	57,400
Lauren Zletz	30,000	(5)	27,400	—	57,400
Rajveer Kushwaha	30,000	(5)	27,400	—	57,400
Lior Samuelson	95,934	(4)	—	—	95,934

____________

(1)      The amounts shown in these columns represent the estimated aggregate grant date fair value of the RSU and option awards granted to the non-employee directors in 2020. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU and option awards are set forth in Note 2.q in our financial statements, which is included in the 10-K.

(2)      Each director, with the exception of Mr. Davis and Mr. Chang who joined our Board in November 2017 and Ms. Zletz and Mr. Kushwaha who joined our Board during 2018, received a grant on January 1, 2018 of 10,000 RSUs under our 2016 Non-Employee Director Equity Incentive Plan. Mr. Thompson, our Lead Director, received a grant of 20,000 RSUs. Mr. Davis and Mr. Chang each received a grant of 50,000 options on January 1, 2018, and Ms. Zletz and Mr. Kushwaha each received a grant of 50,000 options on August 28, 2018, upon joining our Board.

(3)      Mr. Thomson held the position of Lead Director until June 8, 2020 when the position was eliminated upon election of a new Chairman. Mr. Thomson was paid an annual rate of $60,000 as Lead Director and received the standard director fees (annual rate of $30,000) for the remainder of 2020. The fees above are pro-rated for his partial year of service as Lead Director.

(4)      Mr. Samuelson’s employment as Chief Executive Officer ended on May 5, 2019, when he returned to the position as Chairman of the Board with an annual base salary of $180,000. He was replaced as Chairman on June 8, 2020 and received the standard director fees (annual rate of $30,000) for the remainder of 2020. The fees above are pro-rated for his partial year of service as Chairman. Mr. Samuelson resigned from the Cyren Board on January 8, 2021.

(5)      Several directors voluntarily deferred payment of their 2020 cash compensation in order to improve the Company’s cash flow in 2020. Each of the directors notated only received one $7,500 payment during 2020, covering their service for the fourth quarter of 2019. Directors can cease voluntary deferment at any time.

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Executive Compensation

(6)      The table below sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2020 for each of our non-employee directors.

Name	Aggregate Number of RSUs Outstanding at December 31, 2020	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2020
Lior Samuelson	—	603,797
Hila Karah	32,500	16,667
Todd Thomson	55,000	—
James Hamilton	77,500	—
John Becker	32,500	50,000
David Earhart	36,500	—
Cary Davis	27,500	50,000
Brian Chang	27,500	50,000
Lauren Zletz	27,500	50,000
Rajveer Kushwaha	27,500	50,000
36 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

PROPOSAL FIVE — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kost, Forer, Gabbay & Kasierer has been engaged as our independent registered public accountants since our inception. We expect a representative of Kost, Forer, Gabbay & Kasierer to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Fees Paid to Kost, Forer, Gabbay & Kasierer

	Year ended December 31,
(in thousands)	2020	2019
Audit Fees(1)	$240	$243
Audit-Related Fees	39	—
Tax Fees(2)	13	9
All Other Fees	—	—
Total	$292	$252

____________

(1)      Audit fees consist of fees billed for the annual audit services engagement and other audit services, which are those services that only the independent registered public accounting firm can reasonably provide, and include the group audit including statutory audits; consents; and assistance in connection with documents filed with the SEC.

(2)      Tax fees are for professional services rendered by our auditors for tax compliance, tax advice on actual or contemplated transactions, tax consulting associated with international transfer prices and global mobility of employees.

Audit Committee Pre-approval Policies and Procedures

The main role of our Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee appoints, engages, compensates and oversees our independent registered public accounting firm engaged to prepare or issue an audit report on our financial statements. The Audit Committee’s specific responsibilities in carrying out its oversight role include the approval of all audit and non-audit services to be provided by the external auditor, the quarterly review of the firm’s non-audit services and related fees and the potential impact of such services on auditor independence. These services may include audit services, audit-related services, tax services and other services, as described above. It is the policy of the Audit Committee to approve in advance the particular services or categories of services to be provided to us periodically. Additional services may be pre-approved by the Audit Committee on an individual basis during the year. The Audit Committee did not avail itself of section (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during 2020, which allows for an exemption from the pre-approval process under certain limited circumstances. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Kost, Forer, Gabbay & Kasierer, a member of EY Global, and other members of EY Global during fiscal year 2020, as described above.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 37

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in our 2020 Annual Report.

The Audit Committee:

David Earhart (Chair)
Todd Thomson
John Becker

May 13, 2021

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the above Report shall not be incorporated by reference into this proxy statement.

Proposal

Shareholders are being asked to ratify and approve the selection of Kost, Forer, Gabbay & Kasierer as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kost, Forer, Gabbay& Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and their compensation (as approved by the Audit Committee and the Board) is hereby ratified and approved.”

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Shares represented at the Annual Meeting, in person or by proxy and voting thereon. Abstentions will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

38 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

PROPOSAL SIX — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “Say on Pay” vote, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our compensation program, as described in this proxy statement. Accordingly, we ask our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this proxy statement, including the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Cyren, Ltd. approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in its 2021 Annual Meeting proxy statement.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say on Pay vote will, however, provide us with important feedback from our shareholders about our executive compensation and our compensation program. Our Board and the Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 39

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares, as of May 27, 2021 (the “Reporting Date”), by (i) each person known to us to beneficially own more than 5% of our Ordinary Shares; (ii) our named executive officers for the fiscal year ended May 27, 2021 ; (iii) each director; and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding Ordinary Shares. The percentage of shares beneficially owned is based on 75,640,204 Ordinary Shares outstanding as of June 1, 2021.

SELECTED HISTORICAL FINANCIAL DATA OF CYREN

Name of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent(2)
Holding more than 5%:
WP XII Investments B.V.(3)	32,211,020	42.98%
Yelin Lapidot Holdings Management Ltd.(4)	5,021,794	6.70%

Named Executive Officers and Directors:
Brett Jackson(5)	926,995	1.23%
J. Michael Myshrall(6)	527,496	*
Atif Ahmed(7)	68,366	*
Hila Karah(8)	103,098	*
James Hamilton(9)	37,500	*
Todd Thomson(10)	62,500	*
David Earhart(11)	38,500	*
John Becker(12)	117,500	*
Cary Davis(13)(14)	32,261,635	43.03%
Brian Chang(13)(15)	32,261,635	43.03%
Lauren Zletz(16)	41,250	*
Rajveer Kushwaha(13)(17)	32,252,260	43.02%
Total of all Executive Officers and Directors as a Group (21 persons)(18)	35,962,009	46.80%

____________

*        Less than one percent.

(1)      Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Cyren Inc., 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

(2)      The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes ordinary shares issuable upon settlement of RSUs held by the respective person or group that will vest within 60 days of the Reporting Date and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Reporting Date. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned.

(3)      Based on a Schedule 13D/A as filed with the SEC on February 10, 2020. The shareholder of the Company is WP XII Investments B.V., a company incorporated in the Netherlands (“WP XII Investments”), which is wholly owned by WP XII Investments Coöperatief U.A., a company incorporated in the Netherlands (“WP XII Investments Coöperatief”), which itself is wholly owned by (i) Warburg Pincus (Callisto) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Callisto”), (ii) Warburg Pincus (Europa) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Europa”), (iii) Warburg Pincus (Ganymede) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Ganymede”), (iv) Warburg Pincus Private Equity XII-B (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-B”), (v) Warburg Pincus Private Equity XII-D (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-D”), (vi) Warburg Pincus Private Equity XII-E (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-E”), (vii) Warburg Pincus XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“Warburg Pincus XII Partners”), and (viii) WP XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Partners,” and together with WP XII Callisto, WP XII Europa, WP XII Ganymede, WP XII-B, WP XII-D, WP XII-E and Warburg Pincus XII Partners,

40 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Security Ownership

the “WP XII Funds”). Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XII Funds. Warburg Pincus (Cayman) XII, L.P., a Cayman Islands exempted limited partnership (“WP XII Cayman GP”), is the general partner of each of the WP XII Funds. Warburg Pincus (Cayman) XII GP LLC, a Delaware limited liability company (“WP XII Cayman GP LLC”), is the general partner of WP XII Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the sole member of WP XII Cayman GP LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. Investment and voting decisions with respect to the ordinary shares are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. WP XII Investments has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of WP XII Investments is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.

(4)      Based on a Schedule 13G/A as filed with the SEC on February 2, 2021. As of December 31, 2020, these securities were beneficially owned as follows: (i) 5,021,794 Ordinary Shares beneficially owned by mutual funds managed by Yelin Lapidot Mutual Funds Management Ltd. and (ii) 0 Ordinary Shares beneficially owned by provident funds managed by Yelin Lapidot Provident Funds Management Ltd. The securities are beneficially owned by provident funds managed by Yelin Lapidot Provident Funds Management Ltd. and/or mutual funds managed by Yelin Lapidot Mutual Funds Management Ltd. (the “Subsidiaries”), each a wholly-owned subsidiary of Yelin Lapidot Holdings Management Ltd. (“Yelin Lapidot Holdings”). Dov Yelin and Yair Lapidot each own 24.38% of the share capital and 25.004% of the voting rights of Yelin Lapidot Holdings. Any economic interest or beneficial ownership in any of these securities is held for the benefit of the members of the provident funds or mutual funds, as the case may be. Each of Messrs. Yelin and Lapidot, Yelin Lapidot Holdings, and the Subsidiaries disclaims beneficial ownership of any these securities. Yelin Lapidot Holdings has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of Messrs. Yelin and Lapidot, Yelin Lapidot Holdings, and the Subsidiaries is 50 Dizengoff St., Dizengoff Center, Gate 3, Top Tower, 13th floor, Tel Aviv 64332, Israel.

(5)      This amount includes 517,500 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 1,207,500 RSUs that have not yet vested.

(6)      This amount includes 70,306 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 7,500 RSUs that have not yet vested.

(7)      Mr. Ahmed’s employment ended on November 12, 2020 and any options and RSUs that were not fully vested expired on February 10, 2021.

(8)      This amount includes 16,667 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 42,500 RSUs that have not yet vested.

(9)      This amount includes 0 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 67,500 RSUs that have not yet vested.

(10)    This amount includes 0 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 57,500 RSUs that have not yet vested.

(11)    This amount includes 0 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 49,500 RSUs that have not yet vested.

(12)    This amount includes 50,000 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 42,500 RSUs that have not yet vested.

(13)    Each of Messrs. Davis, Chang and Kushwaha (each, a “Warburg Director”) is an indirect beneficial owner of WP Bermuda GP, and a Member and Managing Director of WP LLC. 32,211,020 of the shares indicated as held by each of the Warburg Directors are included because of his affiliation with the Warburg Entities and the WP XII Funds. See footnote (3) above for additional information. Each Warburg Director disclaims beneficial ownership of all shares owned by the Warburg Entities and the WP XII Funds except to the extent of any indirect pecuniary interest therein. Each of the Warburg Directors has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of each Warburg Director is c/o Warburg Pincus& Co., 450 Lexington Avenue, New York, NY 10017.

(14)    This amount includes 40,625 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 9,375 options and (ii) 40,000 RSUs that have not yet vested.

(15)    This amount includes 40,625 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 9,375 options and (ii) 40,000 RSUs that have not yet vested.

(16)    This amount includes 31,250 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 18,750 options and (ii) 40,000 RSUs that have not yet vested. The address of Ms. Zletz (also a Warburg Director) is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.

(17)    This amount includes 31,250 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 18,750 options and (ii) 40,000 RSUs that have not yet vested.

(18)    This amount includes an aggregate of 2,361,294 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date exercisable. There are no RSUs that will vest within 60 days after the Reporting Date.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 41

OTHER MATTERS

Shareholder Proposals for the 2021 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Cyren’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than May 25, 2021, at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Shareholder Proposals for the 2022 Annual Meeting

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2022 annual meeting of shareholders, or the “2022 Annual Meeting,” is February 3, 2022. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies. In addition, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the 2022 Annual Meeting in the manner described above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at 10 Ha-Menofim St., 5th Floor, Herzliya, Israel 4672561. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Statements of the Company for the Year Ended December 31, 2020

In accordance with Section 60(b) of the Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2020. The 2020 Annual Report, including our audited Consolidated Financial Statements, is available on the investor relations section of our website, at ir.cyren.com as well as at www.proxyvote.com.

No vote is required regarding this item.

42 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Other Matters

Available Information

We maintain an internet website at www.cyren.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investor Relations — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2020 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations — Financials & Filings section of our internet website at www.cyren.com. A request for a copy of such report should be directed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations. A copy of any exhibit to the 2020 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy statement and other proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC by writing to: 6201 15th Ave., Brooklyn, NY 11219 or by telephone: (800) 937-5449.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Beneficial shareholders can request information about householding from their nominee.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement 43

Annex A

THE COMPANIES LAW

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

of

CYREN LTD.

1.     Preliminary

1.1.     Construction. In these Articles, each of the following terms shall have the respective meaning appearing next to it, if not inconsistent with the subject or context:

1.1.1.     “Articles” — These Articles of Association, as amended from time to time.

1.1.2.     “Board” — the board of directors appointed under these Articles.

1.1.3.     “Company” — Cyren Ltd.

1.1.4.     “Companies Law” — The Companies Law, 5759-1999 and any regulations promulgated thereunder.

1.1.5.     “General Meeting” — an Annual Meeting or a Special Meeting as defined in Article 9.2.1.

1.1.6.     “Shareholder” —

(a)     A holder of one or more of the shares of the Company; or

(b)    a person registered as such in the Register of Shareholders; or

I        a person who holds a share certificate.

1.1.7.     “Register of Shareholder–” — The Register of Shareholders pursuant to Article 12.

1.1.8.     “Year and Mont–” — A Gregorian month or year.

1.2.        Any capitalized term used but not otherwise defined in these Articles shall have the meaning ascribed to it in the Companies Law.

2.     Public Company

The Company is a Public Company as such term is defined in the Companies Law.

3.     Share Capital

3.1.     The authorized share capital of the Company is NIS 24,000,000 divided into one hundred and ten million (160,000,000) Ordinary Shares of nominal value NIS 0.15 per share (“Ordinary Shares”).

3.2.     The holders of issued and outstanding Ordinary Shares shall have all the rights, powers and authorities associated with the shares of the Company, including the power to appoint directors, to receive notice of, and to vote in, General Meetings of the Company, and to receive dividends and any surplus upon the liquidation of the Company.

3.3.     If at any time the share capital is divided into different classes of shares, then, unless the conditions of allotment of such class provide otherwise, the rights, additional rights, advantages, restrictions and conditions attached or not attached to any class, at any given time, may be modified, enhanced, added or abrogated by the Company by resolution at a meeting of the holders of the shares of such class.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-1

Annex A

4.     Issuance of Securities

4.1.     The unissued shares of the Company shall be under the control of the Board.

4.2.     The Board shall have the power to allot, issue or otherwise dispose of shares to such persons, at such times, on such terms and conditions, and either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, with such preferred or deferred rights, restrictions or conditions, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time, provided that such shares do not exceed the registered share capital of the Company. The Board of Directors shall also have the power to give any person the option to acquire from the Company any shares, either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time.

4.3.     The Board may resolve to issue one or more series of debentures; however, such borrowing power shall be limited to actions that do not unreasonably jeopardize the Company’s ability to pay its debt or to conduct its business as an entity that seeks to maximize profits.

4.4.     The Company may, subject to applicable law, issue redeemable shares and redeem the same.

5.     Reorganization of Capital

5.1.     Increase of Capital

5.1.1.     The Company may, from time to time, by resolution of the Shareholders, whether or not all the shares then authorized have been issued, and whether or not all the shares issued have been called for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, with such rights and preferences and subject to such restrictions, as such resolution shall provide.

5.1.2.     Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased under Article 5.1.1 shall be subject to all the provisions of these Articles which are applicable to shares included in the existing share capital, without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions that are applicable to shares of such class included in the existing share capital).

5.2.     Consolidation, Subdivision, Cancellation and Reduction of Capital.

The Company may, from time to time, by resolution of the Shareholders (subject to applicable law):

5.2.1.     consolidate all or any part of its issued or unissued share capital into shares of a per share nominal value that is greater than the per share nominal value of its existing shares;

5.2.2.     subdivide its shares (issued or unissued) or any of them into shares of lesser nominal value than is fixed by these Articles;

5.2.3.     cancel any shares that have not been issued or subscribed for, and decrease the amount of its authorized share capital by the amount of the shares so canceled, subject to any commitment (including a conditional commitment) given by the Company in respect of such shares.

5.2.4.     reduce its share capital in any manner, and with and subject to any consent required by law.

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Annex A

5.3.     With respect to any action that may result in fractional shares, the Board may settle any difficulty that may arise with regard thereto as it deems fit, and in connection with any such consolidation or other action that may result in fractional shares may, without limitation:

5.3.1.     determine, as to the holder of the shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

5.3.2.     allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

5.3.3.     redeem, in the case of redeemable shares and subject to the Companies Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or

5.3.4.     cause the transfer of fractional shares by certain Shareholders to other Shareholders so as most expediently to preclude or remove any fractional share holdings, and cause the transferees of such fractional shares to pay the transferors of such fractional shares the fair value thereof, and the Board is hereby authorized to act in connection with such transfer as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purpose of implementing the provisions of this Article 5.3.

6.     Transfer of Shares

6.1.     Registration of Transfer

6.1.1.     No transfer of shares shall be registered in the Register of Shareholders unless one of the following conditions has been met:

6.1.1.1.    a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board) signed by the transferee and the transferor, together with the share certificate(s) and such other evidence of title as the Board may reasonably require, were submitted to the Company, and the relevant provisions in these Articles to effect a transfer of shares have been fully complied with. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

6.1.1.2.    the Company received a court order requiring the change in the Register of Shareholders.

6.1.1.3.    the Company received proof that the legal requirements for the assignment of rights to any Shares were fulfilled.

6.1.1.4.    the occurrence of a condition that is sufficient, under these Articles, to effect the change in the Register of Shareholders.

6.2.     Decedent’s Shares

6.2.1.     In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 6.2.2 have been effectively invoked.

6.2.2.     Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or order of inheritance (or such other evidence as the Board may reasonably deem sufficient), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-3

Annex A

6.3.     Receivers and Liquidators

6.3.1.     The Company may recognize any receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the shares registered in the name of such Shareholder.

6.3.2.     Such receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to,a Shareholder or its properties, upon producing such evidence as the Board may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board (which the Board may grant or refuse in its absolute discretion) be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer contained in these Articles, transfer such shares.

7.     Limitation of Liability

The liability of each Shareholder shall be limited to the payment of the nominal value of its shares or the subscription price paid for such shares, if greater than the nominal value. If the Company issues shares for consideration that is less than the nominal value of such shares, in accordance with, the terms and conditions set forth in Section 304 of the Companies Law, then the liability of each such Shareholder shall be governed by the terms of Section 304 of the Companies Law.

8.     Amendments to the Articles

The Company may amend these Articles by resolution adopted by the Shareholders by a regular majority of Shareholders present at the General or Special Meeting entitled to vote. The Company shall not amend the Articles in a manner that adversely affects the rights of a Shareholder without obtaining the consent of all Shareholders that are adversely affected by such modification. For the avoidance of doubt, any amendment that affects all the Shareholders in the same manner shall not be deemed to constitute a modification of rights associated with specific shares.

9.     General Meetings

9.1.     The Powers of the General Meeting

The following matters of the Company shall be decided in a General Meeting of Shareholders:

9.1.1.     Amendment of these Articles.

9.1.2.     Exercise of the powers vested in the Board in the event that the Board is unable to exercise such powers, as provided in Section 52(a) of the Companies Law.

9.1.3.     Appointment and termination of the Company’s auditors.

9.1.4.     Approval of actions and transactions that are required pursuant to Sections 254 and 255, and 270 through 275, of the Companies Law.

9.1.5.     Increase and reduction of the authorized share capital of the Company in accordance with Sections 286 and 287 of the Companies Law.

9.1.6.     Approval of a merger in accordance with Section 320(a) of the Companies Law.

9.1.7.     Discussion of the financial statements at an Annual Meeting (as defined below).

9.1.8.     Appointment of Outside Directors in accordance with Section 239(b) of the Companies Law.

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Annex A

9.2.     Annual Meetings and Special Meetings

9.2.1.     An Annual General Meeting shall be held at least once in every calendar year (within a period of not more than 15 months after the last preceding Annual General Meeting), at such time and at such place as determined by the Board. Such Annual General Meetings shall be referred to as “Annual Meetings”. Any other Shareholders meetings shall be referred to as “Special Meetings”.

9.2.2.     The agenda at an Annual Meeting shall include a discussion of the annual financial statements of the Company and of the report submitted by the Board that shall include explanations concerning the various events that had an influence on the financial statements.

9.3.     Convening a General Meeting

9.3.1.     The Board may, whenever it thinks fit, convene a Special Meeting, at such time and place as may be determined by the Board, and shall be obliged to do so upon the receipt of a written request from (i) either 2 directors or 25% of the directors then in office, (ii) a Shareholder or group of Shareholders that holds at least 5% of the issued and outstanding shares of the Company and at least 1% of the voting rights in the Company, or a Shareholder or group of Shareholders that holds at least 5% of the voting rights in the Company, as provided in Section 63 of the Companies Law.

9.3.2.     Notice of a General Meeting shall be delivered to Shareholders entitled to receive such notice in the manner and to the extent required by the Companies Law and any regulations promulgated thereunder. The Company shall make copies of its annual financial statements available for inspection by the Shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to Shareholders, except upon request.

9.3.3.     The accidental omission to give notice of a meeting to any Shareholder or Shareholders, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting.

9.4.     Proceedings at a General Meeting

9.4.1.     The Agenda: The agenda for a General Meeting shall be determined by the Board, and shall include (i) in the case of a Special Meeting, the matters for which the Special Meeting was convened pursuant to Section 63 of the Companies Law, and (ii) matters requested by a Shareholder or Shareholders holding not less than (1%) of the voting rights in the General Meeting, provided that such proposed matter is appropriate for discussion in a General Meeting. Only resolutions on matters that are specified in the agenda shall be adopted at such Special Meeting.

9.4.2.     Quorum:

9.4.2.1.    No business shall be transacted at a General Meeting unless a legal quorum is present, and no resolution may be passed unless a legal quorum is present at the time such resolution is voted upon.

9.4.2.2.    In the absence of a contrary provision in these Articles or in the Companies Law, two or more Shareholders, present in person or by proxy and holding shares conferring in the aggregate at least one third of the outstanding voting power of the Company shall constitute a legal quorum at General Meetings.

9.4.2.3.    If within half an hour from the time scheduled for a General Meeting a legal quorum is not present, the meeting shall be adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and other place as the Board may determine in a notice to the Shareholders. If within half an hour from the time scheduled for the adjourned meeting a legal quorum is not present, then any two Shareholders entitled to vote, present in person or by proxy, shall constitute a legal quorum for such adjourned meeting and shall be entitled to resolve any matters on the agenda of the meeting.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-5

Annex A

9.4.3.     Chairman: The Chairman of the Board shall preside at every General Meeting of the Company and shall be appointed as the Chairman of the General Meeting. If a Chairman of the Board was not appointed, or if the Chairman of the Board is not present within 15 minutes after the time scheduled for the meeting or is unwilling to take the chair, the Shareholders present shall choose someone of their number to be the chairman of such meeting. The office of Chairman of a General Meeting shall not, by itself, entitle the holder to vote at any General Meeting nor shall it grant him a second or casting vote (without derogating, however, from the right of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

9.4.4.     Power to Adjourn: The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

9.4.5.     Voting Power: Every matter submitted to the General Meeting shall be decided by a vote. Any vote in a General Meeting shall be conducted in accordance with the voting rights that each Shareholder is entitled to in accordance with the number of shares granting voting rights that are held by such Shareholder.

9.4.6.     Adoption of Resolutions at General Meetings: Subject to the provisions of the Companies Law and to Article 8 above, a resolution proposed at any General Meeting shall be deemed adopted if approved by a majority of the voting shares represented at such meeting in person or by proxy. A declaration by the Chairman of the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or defeated, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

9.5.     Resolutions in Writing.

A resolution in writing signed by the Shareholders holding at such time all the issued shares having the right to vote at General Meetings, or to which all such Shareholders had agreed to in writing (by letter, telegram, email, telex, facsimile or otherwise), shall have the same force, for any purpose whatsoever, as if unanimously adopted by a General Meeting duly convened and held.

9.6.     Voting Rights and Proxies

9.6.1.     No Shareholder shall be entitled to vote in any General Meeting (or be counted as a part of the quorum) unless he fully paid any amounts due, whether with or without any demand for payment for his shares.

9.6.2.     In the absence of contrary provisions in these Articles or in any condition or term annexed to any shares of any class, each Shareholder participating in a General Meeting shall have one vote for each share giving a right to vote in a General Meeting that is held by such Shareholder.

9.6.3.     If two or more persons are registered as joint holders of any share, the vote of the person first registered in the Register of Shareholders shall be accepted to the exclusion of the vote(s) of the other joint holder(s).

9.6.4.     A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any General Meeting or to authorize or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power that the latter could have exercised if it were a natural person. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman of the meeting) shall be delivered to him.

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Annex A

9.6.5.     Any Shareholder entitled to vote may vote either in person or by ballot, as provided in Sections 87 to 89 of the Companies Law or by proxy (and the proxy need not be a Shareholder) or, if the Shareholder is a company or other corporate body, by a representative authorized pursuant to Article 9.6.4. The Board of Directors may determine, in its discretion, the matters that may be voted upon by ballot, in accordance with Section 87(a)(4) of the Companies Law.

9.6.6.     Instrument of Appointment: An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I_____________________ of ________________________

(Name of Shareholder)            (Address of Shareholder)

being a Shareholder of Cyren Ltd. hereby appoint

_______________________of_________________________

(Name of Proxy)            (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ____ day of _____________, ______ and at any adjournment(s) thereof.

Signed this ______ day of _______, _______,

(Signature of Appointer)”

or in any usual or common form or in such other form as may be approved by the Board. Such proxy shall be duly signed by the appointor or such person’s duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s) in accordance with its constitutional documents.

9.6.7.     The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its principal place of business or at the offices of its registrar or transfer agent, or at such place as the Board may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such General Meeting. An instrument appointing a proxy that is not limited in time shall expire 12 months after the date of its execution. If the appointment shall be for a specified period, whether in excess of 12 months or not, the instrument shall be valid for the period stated therein.

9.6.8.     A vote cast in accordance with an instrument appointing a proxy shall be valid despite the prior death or bankruptcy of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such General Meeting prior to such vote being cast.

9.6.9.     An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company of an instrument or written notice signed by the person who signed such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy, provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 9.6.7, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid despite the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 9.6.9 at or prior to the time such vote was cast.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-7

Annex A

10.      The Board of Directors

10.1.  Number of Directors

The Board shall be comprised of up to eleven (11) directors, including the outside directors (to the extent applicable).

10.2.  Election and Removal of Directors

Directors shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each Director shall serve, subject to Article 10.8 hereof, and with respect to a Director appointed pursuant to Article 10.4 hereof subject to such Article, until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article or Article 10.4 hereof and until his successor is elected, or until his earlier removal pursuant to this Article 10.2. The holders of a majority of the voting power represented at a General Meeting in person or by proxy and voting thereon at such meeting shall be entitled to remove any Director(s) from office, to elect Directors instead of Directors so removed or to fill any vacancy, however created (including any position to which a director was not elected), in the Board. In the case of an outside director or any other director for whom the Companies Law prescribes a different method of election or removal from that specified above, the provisions of the Companies Law shall govern.

10.3.  Qualification of Directors

No person or entity shall be disqualified to serve as a director or an Alternate Director by reason of his not holding shares in the Company or by reason of his having served as a director in the past.

10.4.  Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the remaining Directors may continue to act in every matter and, pending the filling of any vacancy pursuant to the provisions of Article 10.2, may appoint Directors to fill any such vacancy temporarily; provided, however, that if they number less than a majority of the number determined pursuant to Article 10.1 of these Articles, they may act only in an emergency or to fill the office of Director that has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors determined pursuant to Article 10.1 are in office as a result of such meeting.

10.5.  Remuneration of Directors

A Director shall be paid remuneration by the Company for his services as a Director, to the extent such remuneration shall have been approved by a General Meeting of the Company.

10.6.  Conflict of Interests

Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or relationship of profit with the Company or with any company in which the Company shall be a shareholder or have another interest, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall in any way be interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or relationship of profit or realized from such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or in any other case no later than the first meeting of the Board of Directors after the acquisition of his interest.

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Annex A

10.7.  Alternate Directors

10.7.1.   A Director may, by written notice to the Company given in the manner set forth in Article 10.7.2 below, appoint any individual (whether or not such person is then a member of the Board of Directors) as an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time, concurrent with the term of the appointing Director.

10.7.2.   Any notice to the Company pursuant to Article 10.7.1 shall be given in person to, or by sending the same by mail to the attention of, the Chairman of the Board of the Company at the principal office of the Company or to such other person or place as the Board shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company at the place specified above, whichever is later.

10.7.3.   An Alternate Director shall have all the rights and obligations of a director; provided, however, that (i) an Alternate Director shall have no standing at any meeting of the Board or any Committee of the Board while the director for whom such Alternate Director was appointed is present; (ii) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides); and (iii) the Alternate Director is not entitled to remuneration.

10.7.4.   The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 10.8, and such office shall ipso facto be vacated if the director for whom the Alternate Director was appointed ceases to be a director.

10.8.  Termination of Office

Without derogating from any law, the office of a director shall automatically be vacated, ipso facto, prior the end of the term of his appointment upon the following:

10.8.1.   Upon resignation, which shall become effective on the date a written notice of such resignation is delivered to the Company, or a later date specified in the notice.

10.8.2.   If convicted of a felony, as provided in Section 232 of the Companies Law.

10.8.3.   Pursuant to a court’s decision, as provided in Section 233 of the Companies Law.

10.8.4.   Upon death or when declared bankrupt.

10.8.5.   If he be found lunatic or becomes of unsound mind.

10.8.6.   At the time of giving notice pursuant to Section 227A or 245A of the Companies Law.

10.8.7.   If he is removed from his office by way of a resolution, adopted by the General Meeting, even prior to the completion of his term of office.

10.8.8.   If his term is terminated by the Board in accordance with the provisions of Section 231 of the Companies Law.

10.9.  No Corporate Director

A corporation will not be qualified to act as a director.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-9

Annex A

10.10.     Chairman of the Board of Directors

The Board may from time to time elect one of its members to be Chairman of the Board, remove such Chairman from office, and appoint another in his place. The Chairman of the Board shall preside at everymeeting of the Board, but if there is no such Chairman, or if at any meeting the Chairman is not present within 15 minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Directors present shall choose someone of their number to be chairman of such meeting. The Chairman will not have any casting or additional vote by reason of his position as Chairman of the Board.

10.11.     Powers of the Board and Delegation of Powers

10.11.1. The determination of the policy of the business of the Company and the supervision on the performance of the General Manager of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do and which are not required by law or these Articles to be done by the Company by action of its Shareholders at a General Meeting. The authority conferred on the Board by this Article shall be subject to the provisions of the Companies Law, these Articles and any resolution consistent with these Articles adopted from time to time by the Company at a General Meeting; provided, however, that no such resolution shall invalidate any prior act done by or pursuant to a decision of the Board that would have been valid if such resolution had not been adopted.

10.11.2. Subject to the provisions of the Companies Law, the Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

10.12.     Proceedings of the Board

10.12.1. Meetings

10.12.1.1. The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings in accordance with the Company’s needs; provided, however, that the Board must meet at least once every 3 months.

10.12.1.2. The Chairman of the Board may convene a meeting of the Board at any time, and shall be required to convene a meeting to be held not later than 14 days following a request by any Director of the Company; provided, that in the event that a meeting is convened under the circumstances described in Section 122(d), 169 or 257 of the Companies Law, the meeting of the Board shall be convened without delay.

Notice of any such meeting shall be given by telephone or by mail, email, telex, telegram or facsimile or other form of electronic communication, a reasonable time before the meeting.

10.12.2. Failure to Deliver Notices: Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate and vote in such meeting to whom notice was not duly given.

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Annex A

10.12.3. Board Meetings by Means of Telecommunication: A meeting of the Board may be conducted by using any communication device, provided that all directors participating in such meeting can simultaneously hear each other.

10.12.4. Quorum: No business shall be transacted at a meeting of the Board unless the requisite legal quorum is present (by means provided under Articles 10.12.3) when the meeting proceeds to business. Until otherwise decided by the Board, a legal quorum at a meeting of the Board shall beconstituted by the presence (by means provided under Article 10.12.4) of a majority of the number of directors then in office.

10.12.5. Exercise of Powers of the Board: A resolution proposed at any meeting of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

10.12.6. The Agenda: The agenda for a meeting of the Board shall be determined by the Chairman of the Board, and shall include matters determined by the Chairman of the Board, matters for which a meeting of the Board was convened pursuant to Article 10.12.1.2, and any matter requested by a director or the General Manager at least 3 days before the meeting.

10.13.     Resolutions in Writing

A resolution in writing signed all the directors then in office and lawfully entitled to vote thereon, or to which all the directors have given their written consent (by letter, email, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

10.14.     Audit Committee

10.14.1. The Board shall appoint an Audit Committee that shall be composed of at least three members of the Board. All outside directors of the Company shall be members of the Audit Committee and the majority of the Audit Committee members will be independent directors (as such term is defined in the Companies Law). The Chairman of the Board, any director that is employed by the Company or who provides the Company with services on a regular basis, and any controlling shareholder (or a relative of a controlling shareholder) may not be members of the Audit Committee.

10.14.2. The Audit Committee shall have the duties set forth in Section 117 of the Companies Law.

10.14.3. Approval by the majority of the members of the Audit Committee shall be deemed approval of the Audit Committee.

10.15.     Committees of the Board

10.15.1. Subject to the provisions of the Companies Law, the Board may delegate any or all of its powers to committees, each consisting of two or more persons who are directors, and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a “Committee of the Board”) shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board. The meetings and proceedings of any such Committee of the Board shall, mutatis mutandis, be governed by the provisions of these Articles that regulate the meetings of the Board. Unless otherwise expressly provided by the Board in delegating powers to a Committee of the Board, such Committee shall not be empowered to further delegate such powers.

10.15.2. The Board may revoke any resolution of any Committee of the Board; provided, however, that any such revocation shall not detract from the validity of any transaction entered into with a person that did not know of such revocation.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-11

Annex A

10.16.  Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a Committee of the Board, or by any person(s) acting as Director(s), shall, even if it is subsequently discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

11.     General Manager

11.1.      The Board shall from time to time appoint one or more persons, whether or not Directors, as General Manager or General Managers, and may confer upon such person(s), and from time to time modify, or revoke such title(s) and such duties and authorities as the Board may deem fit, subject to such limitations and restrictions as the Board may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his, her or their salaries and emoluments, remove or dismiss such persons from office and appoint another or others in their place.

11.2.      Unless otherwise determined by the Board, the General Manager shall have the authority with respect to the day to day management of the Company in the ordinary course of business, in the framework of, and subject to, the policy, guidelines and instructions of the Board from time to time.

11.3.      The General Manager shall have all the management and implementation authorities that are not expressly delegated in the Articles or by the Companies Law, to another organ of the Company, and will be subject to the supervision of the Board.

11.4.      The General Manager may, with the consent of the Board, delegate certain of his duties to another person who is subject to his supervision.

11.5.      The General Manager shall notify the Chairman of the Board of any unusual event that is material to the Company; if the office of Chairman of the Board is vacant, or the Chairman of the Board refuses or is unable to act, such notification shall be made to all the Directors then in office.

11.6.      The General Manager shall periodically furnish the Board with reports in matters, times and format determined by the Board from time to time. When a notification or report of the General Manager require the performance of an action by the Board, then a Board meeting shall be convened without delay.

11.7.      The remuneration payable to the General Manager for his services shall be fixed from time to time (subject to any contract between the General Manager and the Company) by the Board, and may be fixed as a regular salary, commission on dividends, profits or revenues of the Company or of any other company in which the Company has an interest, or by participation in the Company’s profits, combined or separately.

12.     Register of Shareholders

The Company shall maintain a Register of Shareholders in which the following shall be recorded:

12.1.      The name, identification card number (if any) and address of every Shareholder, as such details were provided to the Company;

12.2.      The number of shares and the particular class of Shares owned by each Shareholder, noting the nominal value of such shares, if applicable, and in case the payment for any shares was not fully satisfied, the unpaid amount.

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Annex A

12.3.      The date on which the shares were issued or transferred to any Shareholder, as the case may be.

12.4.      If the shares were serially numbered, the Company will note next to the name of each Shareholder the serial numbers of the shares held by such Shareholder.

12.5.      As for “Dormant Shares” (as defined in Section 308 of the Companies Law), if any, the Register of Shareholders shall state the exact number of Dormant Shares and the date on which such shares became “Dormant Shares”.

12.6.      A Shareholder holding shares as a trustee shall be recorded in the Register of Shareholder with a note of the trusteeship, and the Company shall be entitled to treat such person as the Shareholder in all respects.

12.7.      The details of the Company’s nominee company (hevralerishumim), to the extent the Company chooses to include it in the Register of Shareholders.

13.     Auditors

13.1.      The Company shall appoint one or more certified public accountants to audit, and provide a report on, the annual financial statements of the Company (the “Auditors”).

13.2.      The appointment, authorities, duties, responsibilities, rights, remuneration and powers of the Auditors shall be fixed by applicable law and under these Articles. The General Meeting shall have the power to appoint the Auditors for the maximum time period provided under the Companies Law.

13.3.      The Board shall cause accurate books of account to be kept in accordance with the provisions of any applicable law. Such books of account shall be kept at the principal office of the Company, or at such other place or places as the Board may deem fit, and they shall always be open to inspection by all Directors.

14.     Share Certificates

14.1.      Share certificates shall be issued under the corporate seal of the Company (or facsimile thereof) and shall bear the signature (or facsimile thereof) of two Directors, or the signatures of a Director and the secretary of the Company, specifically authorized by the Board for this purpose.

14.2.      Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

14.3.      A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

14.4.      A share certificate that has been defaced, lost or destroyed may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board in its discretion deems fit.

15.     Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-13

Annex A

16.     Calls on Shares

16.1.      The Board may, from time to time, as it in its discretion deems fit, make calls for payment upon Shareholders in respect of any sum that has not been paid up in respect of shares held by such Shareholder and which is not, pursuant to the terms of allotment or issuance of such shares or otherwise, payable at a fixed time. Each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) designated by the Board, as any such time(s) may subsequently be extended or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to below), each payment in response to a call shall be deemed to constitutea pro rata payment on account of all the shares of the Shareholder making payment in respect of which such call was made.

16.2.      Notice of any call for payment by a Shareholder shall be given in writing to such Shareholder not less than 14 days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board may in its absolute discretion, by notice in writing to such Shareholder, revoke such call in whole or in part, extend the time fixed for payment of such call or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

16.3.      If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with this Article, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

16.4.      Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

16.5.      Any amount called for payment that is not paid when due shall bear interest from the date fixed for payment until actual payment, at such rate (not exceeding the legal rate under any applicable law) and payable at such time(s) as the Board may prescribe. The Board may waive any payment of such interest under this Article.

16.6.      With the consent of the Board, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article shall derogate from the right of the Board to make any call for payment before or after receipt by the Company of any such advance.

17.     Forfeiture and Surrender

17.1.      If any Shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance with these Articles, on or before the day fixed for payment of the same, the Board may at any time after the day fixed for such payment, so long as such amount or any portion thereof remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including without limitation attorney’s fees and costs of legal proceedings, shall be added to, and shall for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.

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Annex A

17.2.      Upon the adoption of a resolution as to the forfeiture of a Shareholder’s shares, the Board shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than 14 days after the date such notice is given and which may be extended by the Board), such shares shall ipso facto be forfeited; provided, however that prior to such date the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

17.3.      Without derogating from any of the provisions of this Article 17, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid, shall be deemed to have been forfeited at the same time.

17.4.      Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems fit. From the date of forfeiture until the date such forfeited shares are sold, re-allotted or otherwise disposed of, such forfeited shares shall be deemed “Dormant Shares” as defined in Section 308 of the Companies Law.

17.5.      Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall nonetheless be liable to pay, and shall promptly pay, to the Company all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment at the rate prescribed in this Article 17, and the Board, in its discretion, may enforce the payment of such moneys or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another.

17.6.      The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 17.

17.7.      If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board and for which notice was given in accordance with this Article, and the provisions of these Article shall be applicable to such amount as if a call was given at the date fixed for payment.

17.8.      Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of any lien existing on such shares immediately prior to such transfer.

17.9.      The Board may cause the Company to sell a share subject to such a lien when the debt, liability or obligation giving rise to such lien has matured, in such manner as the Board deems fit, but no such sale shall be made unless such debt, liability or obligation has not been satisfied within 14 days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

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Annex A

17.10.    The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or obligations of such Shareholder in respect of such share (whether or not the same have matured), and any residue shall be paid to the Shareholder, his executors, administrators or assigns.

17.11.    Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not beimpeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.     Insurance, Indemnification and Exculpation

The Company may insure, indemnify and exculpate its Office Holders (as such term is defined in the Companies Law) to the fullest extent permitted by law, from time to time. Without limiting the generality of the foregoing:

18.1.      Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of its Office Holders, for actions or omissions done in their capacity as Office Holders, in whole or in part, against any of the following:

18.1.1.   breach of the duty of care owed to the Company or a third party;

18.1.2.   breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to believe that his action would not harm the Company’s interests;

18.1.3.   monetary liability imposed on the Office Holder in favor of a third party; and

18.1.4.   reasonable litigation expenses, including attorney fees, incurred by the Office Holder as a result of an administrative enforcement proceeding instituted against him. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 5728-1968, as amended (the “Securities Law”), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

18.2.      Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or provide a prior undertaking to indemnify an Office Holder to the fullest extent permitted by law, where such prior undertaking is limited to categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify, and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances (and such undertaking includes the categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances), for any of the following events:

18.2.1.   monetary liability imposed on an Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court, for an act that such Office Holder performed by virtue of his being an Office Holder of the Company;

A-16 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Annex A

18.2.2.   reasonable legal costs, including attorney’s fees, expended by an Office Holder as a result of i) an investigation or proceeding instituted against the Office Holder by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the Office Holder and either (A) no financial liability was imposed on the Office Holder in lieu of criminal proceedings, or (B) financial liability was imposed on the Office Holder in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent and ii) in connection with an administrative enforcement proceeding or a financial sanction. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; and

18.2.3.   reasonable costs of litigation, including attorney’s fees, expended by an Office Holder or for which an Office Holder has been charged by a court, in an action brought against the Office Holder by or on behalf of the Company or a third party, or in a criminal action in which an Office Holder was found innocent, or in a criminal offense in which an Office Holder was convicted and in which a proof of criminal intent is not required.

18.2.4.   for any other liability, obligation or expense indemnifiable or which may from time to time be indemnifiable by law.

18.3.      Subject to the provisions of the Companies Law, the Company may exculpate an Office Holder in advance from liability, or any part of liability, for damages sustained by a breach of duty of care to the Company.

18.4.      The provisions of Article 18 are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance or the provision of any such indemnification shall be approved by the Board and, to the extent required pursuant to the Companies Law, the Shareholders.

18.5.      Any amendment to the Companies Law, the Securities Law or any other applicable law, statute or rule adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Article 18 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law, the Securities Law or such other applicable law, statute or rule.

19.     Dividends

19.1.      No dividend shall be paid otherwise than in accordance with Chapter 2 of Part 7 of the Companies Law.

19.2.      Subject to the rights of Shareholders as to dividends, any dividend paid by the Company shall be allocated among the Shareholders entitled thereto, in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares. The amount paid up on account of a share that has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

19.3.      Subject to the provisions of Section 303 of the Companies Law, no dividend shall be paid otherwise than out of the Profits of the Company, as defined in Section 302(b) of the Companies Law.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-17

Annex A

19.4.      No dividend shall carry interest as against the Company.

19.5.      Subject to the provisions of these Articles and the Companies Law, the Company may cause any moneys, investments or other assets forming part of the undivided distributable profits of the Company to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion.

19.6.      For the purpose of giving full effect to any resolution under this Article 19, the Board may settle any difficulty that may arise in regard to the distribution as it deems expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the basis of the valueso fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board.

19.7.      Without derogating from this Article 19, the Board may give an instruction that shall prevent the distribution of a dividend to the holders of shares on which the full nominal amount has not been paid up.

19.8.      The Board may retain any dividend or other moneys payable or property distributable in respect of shares on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

19.9.      The Board may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 6.2 or Article 6.3, entitled to become a Shareholder, or which any person is, under such Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

20.     Minutes

20.1.      Minutes of each General Meeting, of each meeting of the Board and of each meeting of a Committee of the Board shall be recorded and duly entered in books provided for that purpose, and shall be maintained by the Company at its principal office or such other place as shall be determined by the Board. Such minutes shall, in all events, set forth the name of the persons at the meeting and all resolutions adopted at the meeting.

20.2.      Any such minutes, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

21.     Charitable Contributions

To the extent permitted by the Companies Law, the Company may elect to contribute reasonable amounts to worthy causes.

22.     Notices

22.1.      Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder’s address as it appears in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents, provided however that the Board may resolve that any such address must be located within the State of Israel.

A-18 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Annex A

22.2.      Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting which is published in at least two daily newspapers in the State of Israel within the time otherwise required for giving notice of such meeting under Article 9.3.2 hereof and containing the information required to be set forth in such notice under such Article shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any Shareholder whose address as registered in the Register of Shareholders is located in the State of Israel.

22.3.      Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted internationally) to the Company at its principal office. Any such notice or other document shall be deemed to have been served when actually tendered if hand delivered, or 48 hours (7 business days if sent internationally) after it has been posted (or when actually received by the addressee if sooner). Notice sent by telegram, telex, facsimile or e-mail shall be deemed to have been served when actually received by the addressee. A notice that is defectively addressed or that otherwisefails to comply with the provisions of this Article 22.3 shall nevertheless be deemed to have been served if and when actually received by the addressee.

22.4.      All notices to be given to the Shareholders shall, with respect to any share to which such persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to all the holders of such share.

22.5.      Any Shareholder whose address is not listed in the Register of Shareholders, and who shall not have designated in writing an address for the delivery of notices, shall not be entitled to receive any notice from the Company.

22.6.      Notwithstanding any other contrary provision of these Articles, the Board may fix a date, not exceeding forty (40) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meetings shall be determined, and all persons who were holders of record of voting shares on such date shall be entitled to notice of and to vote at such meeting.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement A-19

Annex B

Cyren Executive Compensation Policy

1.      General

This Compensation Policy (“Compensation Policy” or “Policy”) defines and details the principles, guidelines and rules of Cyren Ltd.’s (the “Company” or “Cyren”) overall compensation strategy for its office holders, as defined in Israel’s Companies Law, 5759-1999 (the “Companies Law”) other than non-employee directors (the “Executives”).

This Compensation Policy shall apply only to compensation agreements and arrangements executed after its adoption in accordance with the provisions of the Companies Law, and will not be construed as altering or amending any compensation duly approved prior to its adoption.

The adoption of this Compensation Policy will not entitle any of the Executives to receive any elements of compensation described herein. The rights and privileges to which an Executive will be entitled shall be governed by such Executive’s employment or engagement agreements (as applicable) with the Company, and shall be subject to the approval thereof by the relevant corporate organ as set forth in the Companies Law. In setting the compensation of Executives employed by a subsidiary of Cyren, references in the Policy to Cyren or the Company shall also include such subsidiary, to the extent applicable in the relevant context.

2.      Compensation Policy Objectives

This Policy was prepared in accordance with the requirements of the Companies Law and sets the framework for Executive compensation, in order to increase the transparency and visibility of Cyren’s activities regarding all aspects of Executives’ compensation, and to improve its shareholders’ ability to have a say and influence its compensation policy.

The Compensation Policy is intended to ensure the Company’s ability to retain and recruit a dedicated and experienced professional management team capable of leading the Company to further business success and facing the challenges ahead. This Policy was designed to balance (i) the need to offer appropriate compensation and incentives to Executives which will incentivize them to succeed in achieving their and the Company’s goals and (ii) the need to assure that the compensation structure meets the Company’s interests and its overall financial and strategic goals.

In order to achieve these targets, the compensation practices set in the Policy are designed to meet the following objectives:

•        Promote the Company’s short and long-term interests;

•        Ensure that the interests of the Executives are closely aligned with the interests of Cyren and Cyren’s shareholders;

•        Motivate Executives to achieve a high level of business performance taking into account the Company’s size, financial conditions, risk management and any regulatory aspects effecting the Company, without taking unreasonable and excessive risks;

•        Support a performance culture that is based on merit;

•        Reward excellent performance, both in the short- and long-term, to ensure sustained business performance over time; and

•        Create the right balance between fixed and variable pay components.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement B-1

Annex B

3.      Factors Effecting the Compensation of Executives

Cyren believes that the compensation of its Executives should be influenced by its business results, both in the short- and long-term, as well as each Executive’s individual contribution to the achievement of these results. The compensation of each Executive will be reviewed and determined by the Company’s Compensation Committee (the “ Compensation Committee”) and by its Board of Directors (the “Board”) while considering, among other things, the following parameters:

•        The Executive’s education, qualifications, professional experience, expertise and accomplishments;

•        Position requirements, authority and responsibilities the applicable position carries and prior compensation paid to the Executive;

•        Market data and compensation studies of peer-group companies which will provide an appropriate comparative outlook. The peer-group companies will be selected based on appropriate similarities, taking into account factors such as market capitalization, type of industry, location of listing, geographical location and compensation for comparably situated executives;

•        The performance of the Executive compared to determined goals, and his or her expected contribution to the Company’s future growth and profitability;

•        The Company’s financial situation, business challenges and goals; and

•        The ratio between the cost of employment of Executives and the average and median salary of the rest of the employees and “independent contractors” (as defined in the Companies Law) of the Company in the geographic market in which the Executive operates, as well as the possible impact on the work relations in the Company. The Compensation Committee and the Board reviewed, and will continue to review from time to time, such ratio. The Board and Compensation Committee have reviewed the applicable ratios and determined that they find it reasonable, fair and appropriate and believe it will not adversely affect the work relations within the Company.

•        The Compensation Committee and Board may engage compensation consultants or other professionals to assist in benchmarking or analyzing relevant data and/or establishing appropriate Executive compensation packages.

4.      Compensation Elements

4.1    Compensation Package

Executives’ compensation should include a number of elements so that each of these elements rewards a different aspect of their overall contribution to the Company’s success. Taking into account the parameters set forth in Item 3 above, the compensation package for Executives shall generally consist of some or all of the following items:

•        Fixed base salary;

•        Performance-based rewards (Annual, Special and Signing Bonuses)

•        Equity-based compensation;

•        Social benefits; and

•        Retirement and termination payment.

4.2    Fixed Base Salary

Base salary is a fixed compensation element which provides compensation to an Executive for the performance of his or her day to day duties and responsibilities and reflects the Executive’s role, skills, qualifications, experience and market value (the “Base Salary”).

B-2 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Annex B

The annual Base Salary for all Executives (including the CEO) will not exceed the amount of US$450,000 (or its foreign currency equivalent).

In determining the Base Salary of each Executive, the Compensation Committee and the Board shall also take into account the overall balance between fixed and variable elements as well as the maximum Base Salary limit.

When deciding on increasing an Executive’s Base Salary, the Compensation Committee and the Board may consider, in addition to the above mentioned factors, any changes to the Executive’s scope of responsibilities and business challenges, the need to retain the Executive and the Base Salaries paid by peer group companies to comparable Executives. Adjustments to Base Salary may be periodically reviewed, considered and approved by the Compensation Committee and the Board.

4.3    Performance-Based Cash Rewards (Annual, Special and Signing Bonuses)

The Executives will be entitled to participate in a cash bonus plan (the “Annual Bonus Plan”) which will be approved in accordance with the approvals required under the Companies Law. The Annual Bonus Plan shall include the target annual cash bonus for the Executives and the calculation for the bonus as a product of Company performance, individual performance and target bonus. The annual cash bonus will be paid based on the Company’s performance and individual executive performance, after the close of the fiscal year and after Compensation Committee and Board review and approvals.

The recommended performance targets and the maximum annual cash bonus payable (which may include sales commissions) to each Executive shall be reviewed and approved by the Compensation Committee and the Board in accordance with the requirements of the Companies Law, as applicable. The Compensation Committee and the Board shall have the discretion to reduce the amount of the annual cash bonus following the achievement of the bonus criteria.

Measure for determining the annual cash bonus. Most of the annual cash bonus shall be determined based on measureable criteria. The remaining portion of the annual cash bonus (not to exceed 25% unless such Executive is subordinated to the CEO), may be discretionary and based on non-measureable criteria. Measurable criteria for the bonus may include (but is not limited to) the following criteria:

•        Financial parameters: revenue; gross profit, operational profit, EBITDA, pre-tax profits, sales booking value;

•        Individual performance measures: evaluation of performance of each Executive’s performance, contribution to the Company’s success.

•        Other objectives to be defined for each Executive by his or her direct manager and approved by the Compensation Committee and the Board.

A threshold for the payment of the annual cash bonus will be set based on achievement of a certain percentage of one or more of the Company performance measures.

Special Bonuses. In addition to the annual cash bonus, the Compensation Committee and the Board of Directors may elect, under exceptional circumstances (while taking into consideration the Company’s financial condition), to grant certain Executives a special cash bonus in recognition of their special contribution to the Company’s major developments, transactions and achievements.

Signing Bonus. When hiring a new Executive, the Compensation Committee and the Board of Directors may elect to pay a signing bonus, taking into account the principles listed above and additional factors such as providing for the replacement of awards that the newly hired Executive forfeited from his or her previous employer.

In any event, the discretionary portion of all Performance-Based Cash Rewards paid to an Executive in any given year shall not exceed the higher of 25% of the total amount of such Performance-Based Cash Rewards or three monthly salaries of the relevant Executive, unless such Executive is subordinated to the CEO.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement B-3

Annex B

The maximum Performance-Based Cash Reward payable to an Executive with respect to a given calendar year (which may include any combination of annual bonus, special bonus and/or signing bonus) shall not exceed 200% of the Executive’s annual base salary.

Claw-Back Provision. Each Executive will be required to refund any part of the annual Performance-Based Cash Reward paid based on financial results that are proven to be inaccurate and which are restated in the financial statements during the three years following the actual payment of the annual bonus, provided the Executive is still employed by the Company upon publication of the restated financial statements. The Compensation Committee and the Board shall decide upon the timing, form and terms of the repayment. Generally, the Executive shall repay to the Company the balance between the bonus amount paid and the bonus as would have been calculated based on the restated financial statements. Notwithstanding the forgoing, the compensation recovery will not be triggered in the event of a financial restatement required due to changes in the financial reporting standards applicable to the Company or if the Compensation Committee and Board determines that claw-back proceedings in the specific case would be impractical or not commercially or legally efficient or not in the best interest of the Company.

4.4    Equity-Based Compensation

The Company’s long-term incentive is variable equity based compensation designed to retain Executives, align Executives and shareholders’ interests and incentivize achievement of long term goals. The Compensation Committee and the Board may grant to Executives equity-based compensation in any form permitted under Cyren’s equity incentive plans, as in effect from time to time (collectively, the “ Equity Incentive Plans”) and may determine, inter alia, the exercise price, vesting schedule and terms and periods of exercise. The equity compensation may be comprised of various instruments such as share options, restricted share units (RSU’s) or other equity based compensation instruments.

Equity-based awards may be granted upon recruitment of an Executive or from time to time, and while taking into consideration, inter alia, the role, personal responsibilities, prior business experiences and qualifications of the Executive.

Any grant of equity based compensation shall meet the following terms:

•        The value of the equity based compensation (at the date of grant), for each Executive, shall not exceed 600% of the annual Base Salary of the Executive in question;

•        for the purpose of a one-time grant of equity based compensation in connection with the recruitment of a new Executive, the value of the equity based compensation (at the date of grant), for such new Executive shall not exceed 5% of the total outstanding shares of the Company at the date of grant; and

•        Equity based compensation granted to Executives shall generally vest over 3-4 years. The Compensation Committee and the Board may determine acceleration provisions for specific circumstances (such as in the framework of a change of control event).

4.5    Reduction of Variable Compensation

Subject to the terms of the employment agreements and arrangements with the Executives as well as to applicable law, and subject to the provisions of Section 4.3 above concerning the discretion of the Compensation Committee and the Board to reduce the amount of the annual cash bonus following the achievement of bonus criteria, the Compensation Committee and the Board may reduce any Performance-Based Cash Rewards and/or Equity-Based Compensation to be granted to an Executive due to circumstances determined by the Compensation Committee and the Board.

B-4 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

Annex B

4.6    Social Benefits

Certain social benefits are mandatory according to different local legislation, such as: contributions to an insurance policy or a pension fund, severance pay, paid vacation days, paid sick leave, disability insurance and convalescence pay. In addition, the Company may offer additional benefits to the Executives, including, without limitation, contribution to a study fund, cellular phone and other electronic devices, company car and travel benefits, reimbursement of business travel (including a daily per diem when traveling and other business related expenses), holiday and special occasion gifts and academic and professional studies.

Executives that are based outside of Israel may receive similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed.

4.7    Retirement and Termination Payment

The Compensation Committee and the Board may provide Executives with the following rights in connection with retirement and termination of service arrangements:

Advanced Notice Period. The Company provides in the employment agreements of each of its Executives for a mutual advance notice period that does not exceed three to six months. During the Advance Notice period, the Executive is entitled to receive all of his or her compensation without change, including participation in bonus plans and continued vesting of equity based compensation.

Termination Payments. The Compensation Committee and the Board may approve a termination payment for an Executive provided such payment does not exceed the equivalent of six monthly Base Salaries. In this regard, the Compensation Committee and Board shall take into consideration the Executive’s term of employment, the Executive’s compensation during employment with the Company, the Company’s performance during such period, the Executive’s performance during such period and the circumstances of termination.

For the purposes of this Policy, the termination payments shall be subject to the provisions applicable to discretionary Performance-Based Cash Rewards, and shall be included in the calculation of the maximum amount of such rewards, as set forth above.

Without derogating from the provisions of Section 4.4 above, the Board, in its sole discretion, shall be authorized to determine the specific terms under which the vesting of equity based compensation granted to Executives (or any part thereof) may accelerate upon the retirement of such Executives from service.

4.8    Immaterial Changes in Compensation of the CEO

Without derogating from the forgoing, an amendment to the compensation of the CEO that is immaterial relative to the existing compensation of the CEO and complies with the terms of this Policy may be approved solely by the Compensation Committee. For the purposes of this Section 4.8, an amendment at a threshold of up to 5% (in real terms) per annum relative to the CEO’s compensation as of the adoption date of this Policy shall be deemed an immaterial amendment.

5.      Indemnification, Insurance and Exculpation of Executives

The Company may indemnify, insure and exculpate the Executives to the full extent permitted by applicable law from time to time, including by entering into indemnification, insurance and exculpation agreements with each of the Executives, subject to the requisite approvals under applicable law.

Cyren Ltd. | 2021 Annual Meeting Proxy Statement B-5

Annex B

6.      Non-Employee Directors Compensation

6.1    The annual equity compensation of the Company’s non-employee directors (excluding external directors) may be no greater than 25,000 RSUs per year, with the exception of the Chairman of the Board, who may be awarded equity grants which are no greater than 35,000 RSUs per year, unless shareholders approve higher compensation from time-to-time. The compensation of the Company’s non-employee external directors may be up to the maximum pay allowed under the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time (“Compensation of Directors Regulations”), unless the shareholders approve higher compensation from time to time.

6.2    In addition, Cyren’s non-employee directors are entitled to reimbursement of expenses in accordance with the Compensation of Directors Regulations.

7.      Supervision, Review and Approval of Policy

The Board is responsible for the management and implementation of the Policy in the Company. The term of the Policy shall be indefinite. However, the Compensation Committee may recommend to the Board of Directors and shareholders, to review the Policy from time to time and at least once every three years, to re-approve, amend or restate the Policy.

Adopted and Effective as of [Pending Shareholder Approval]

B-6 Cyren Ltd. | 2021 Annual Meeting Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 a.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:00 a.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You may vote the shares in person by attending the Annual Meeting. CYREN LTD. 10 HA-MENOFIM ST., 5TH FLOOR HERZLIYA 4672561, ISRAEL D55138-P58533 CYREN LTD. The Board of Directors recommends you vote FOR the director nominees listed in proposal 1: 1. To elect 7 directors, as described in the accompanying proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected; Against Abstain For 1a. James Hamilton 1b. Brett Jackson For Against Abstain 1c. Hila Karah 4. To approve the grant of RSUs to our non-employee directors. Yes No 1d. Cary Davis 4a. Please indicate if you are a controlling shareholder or if you have a Personal Interest (as defined in the accompanying proxy statement) in Proposal Four by checking “YES” or “NO” in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve Proposal Four. 1e. Brian Chang 1f. Lauren Zletz For Abstain Against 5. To ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting of shareholders and to authorize our Board of Directors and Audit Committee to determine its fees. 1g. Rajveer Kushwaha The Board of Directors recommends you vote FOR proposals 2 through 6: 2. To approve the increase in the number of authorized Ordinary Shares and authorized Share Capital and an Amendment to our Articles of Association to reflect such increase. 6. To approve, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting. 3. To approve the Company’s Revised Executive Compensation Policy. 3a. Please indicate if you are a controlling shareholder or if you have a Personal Interest (as defined in the accompanying proxy statement) in Proposal Three by checking "YES" or "NO" in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve Proposal Three. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D55139-P58533 CYREN LTD. This proxy is solicited by the Board of Directors Annual Meeting of Shareholders July 8, 2021 at 11:00 AM Eastern Time The shareholder(s) hereby appoint(s) Brett Jackson and Kenneth Tarpey, or either of them, as proxyholders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Cyren Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Time on July 8, 2021, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. If no such direction is made, this proxy will be voted "FOR" the election of all director nominees in proposal 1, "FOR" proposals 2 through 6, and according to the discretion of the proxyholders on any other matter that may properly come before the meeting and any adjournment or postponement thereof. This proxy will revoke all prior proxies signed by you. Continued and to be signed on reverse side